V

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

PATTERSON-UTI ENERGY, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

10713 West Sam Houston Parkway North, Suite 800

Houston, Texas 77064

(281) 765-7100

April 12, 2021

Dear Stockholder:

We cordially invite you to attend Patterson-UTI Energy, Inc.’s annual stockholders’ meeting. The annual meeting will be held Thursday, June 3, 2021, at 10:00 a.m., Central Time, at our corporate headquarters, located at 10713 W. Sam Houston Parkway North, Suite 125, Houston, Texas 77064.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish proxy materials to our stockholders on the Internet. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need quickly, while lowering our costs of printing and delivery and supporting our sustainability efforts. We are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials, rather than a paper copy of our proxy materials. The notice contains instructions on how to access the proxy materials, vote and obtain, if you so desire, a paper copy of the proxy materials.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting in person, we urge you to promptly vote your shares by using the Internet or telephone, or if the accompanying proxy statement was mailed to you, by completing, signing, dating and returning your proxy card as soon as possible in the enclosed postage prepaid envelope.

Thank you for your support.

Sincerely,

Curtis W. Huff Chairman of the Board	William Andrew Hendricks, Jr. President, Chief Executive Officer and Director

PATTERSON-UTI ENERGY, INC.

10713 West Sam Houston Parkway North, Suite 800

Houston, Texas 77064

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 3, 2021

The 2021 annual meeting of the stockholders of Patterson-UTI Energy, Inc., a Delaware corporation (“Patterson-UTI”), will be held Thursday, June 3, 2021, at 10:00 a.m., Central Time, at our corporate headquarters, located at 10713 W. Sam Houston Parkway North, Suite 125, Houston, Texas 77064 (the “Meeting”), for the following purposes:

•

to elect six directors named in this proxy statement to the Board of Directors of Patterson-UTI to serve until the next annual meeting of the stockholders or until their respective successors are elected and qualified;

•	to approve Patterson-UTI’s 2021 Long-Term Incentive Plan;
•	to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Patterson-UTI for the fiscal year ending December 31, 2021;
•	to approve, on an advisory basis, Patterson-UTI’s compensation of its named executive officers; and
•	to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 6, 2021 are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

Your vote is important to us. Whether or not you plan to attend the Meeting in person, we urge you to promptly vote your shares by using the Internet or telephone, or if the accompanying proxy statement was mailed to you, by completing, signing, dating and returning your proxy card as soon as possible in the enclosed postage prepaid envelope.

By order of the Board of Directors

SETH D. WEXLER
Senior Vice President, General Counsel and Secretary
April 12, 2021

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to Be Held on June 3, 2021

The proxy statement and annual report to stockholders are available at www.proxyvote.com.

PATTERSON-UTI ENERGY, INC.

10713 West Sam Houston Parkway North, Suite 800

Houston, Texas 77064

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 3, 2021

General Information About the Annual Meeting and Voting

The Board of Directors (the “Board” or “Board of Directors”) of Patterson-UTI Energy, Inc., a Delaware corporation (“Patterson-UTI” or the “Company”), has made this proxy statement and its 2020 annual report available to you on the Internet or, upon your request has delivered printed versions of these materials to you by mail beginning on or about April 12, 2021. Patterson-UTI is furnishing this proxy statement in connection with the solicitation by the Board of Directors of proxies to be voted at the 2021 annual meeting of stockholders of Patterson-UTI (the “Meeting”). The Meeting will be held Thursday, June 3, 2021, at 10:00 a.m., Central Time, at our corporate headquarters, located at 10713 W. Sam Houston Parkway North, Suite 125, Houston, Texas 77064, or at any adjournment or postponement thereof.

The Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed to each of Patterson-UTI’s stockholders (other than those who previously requested electronic delivery) entitled to vote at the Meeting on or about April 12, 2021.

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (the “SEC”), Patterson-UTI has elected to provide stockholders access to its proxy materials on the Internet. Accordingly, Patterson-UTI sent a Notice to all of its stockholders as of the record date. The Notice includes instructions on how to access Patterson-UTI’s proxy materials on the Internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will support our sustainability efforts. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate such election.

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the “stockholder of record” with respect to those shares, and the Notice was sent directly to you.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

Whether you are a “stockholder of record” or hold your shares in “street name,” you may direct your vote without attending the Meeting in person.

If you are a stockholder of record, you may vote by using the Internet or telephone by following the instructions in the Notice. If you request printed copies of the proxy materials by mail, you may also vote by completing, dating, signing and returning your proxy card by mail. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

If you are the beneficial owner of shares held in street name, you may be eligible to vote your shares electronically using the Internet or telephone by following the instructions in the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing the voter instruction card provided by your brokerage firm, bank, broker-dealer, or other similar organization and returning it by mail. If you provide specific voting instructions by mail, telephone or the Internet, your shares will be voted by your brokerage firm, bank, broker-dealer, or similar organization as you have directed.

Properly submitted proxies received either by mail, Internet, telephone or in person in time to be counted for the Meeting will be voted as you have directed in your proxy, unless you revoke your proxy in the manner provided below. As to any matter for which you give no direction in your proxy, your shares will be voted as follows:

•	“FOR” the election of all of the nominees to the Board of Directors named in this proxy statement;
•	“FOR” the approval of Patterson-UTI’s 2021 Long-Term Incentive Plan;
•	“FOR” the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Patterson-UTI for the fiscal year ending December 31, 2021;
•	“FOR” the approval, on an advisory basis, of Patterson-UTI’s compensation of its named executive officers; and
•	“FOR” or “AGAINST” any other proposals that may be properly submitted at the Meeting at the discretion of the persons named in the proxy.

If you are a stockholder of record, you may revoke your proxy before the proxy is voted by either:

•	submitting a new proxy with a later date, including a proxy submitted using the Internet or telephone, in time to be counted for the Meeting;
•	notifying the Secretary of Patterson-UTI in writing before the Meeting that you have revoked your proxy; or
•	attending the Meeting and voting in person.

If your shares are held in street name, you must obtain a proxy executed in your favor from the stockholder of record (that is, your brokerage firm, bank, broker-dealer or similar organization) to be able to vote at the Meeting.

The Board of Directors is making this solicitation. We have retained Georgeson LLC, 480 Washington Blvd., 26th Floor, Jersey City, New Jersey 07310, for a fee of approximately $8,500 and the reimbursement of out of pocket costs and expenses, to assist in the solicitation of proxies on behalf of the Board. Patterson-UTI’s officers and other employees, without compensation other than regular compensation, may also solicit proxies on behalf of the Board by mail, email, the Internet, telephone, electronic means and personal interview. Patterson-UTI will pay all costs associated with this solicitation.

Shares Outstanding and Voting Rights

Only stockholders of record of Patterson-UTI’s common stock, $0.01 par value per share (the “Common Stock”), at the close of business on April 6, 2021 are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. At the close of business on April 6, 2021, there were 187,789,871 shares of Common Stock issued and outstanding. Holders of record of Common Stock on April 6, 2021 will be entitled to one vote per share on all matters to properly come before the Meeting. A list of stockholders entitled to notice of and to vote at the Meeting will be made available at the Meeting and during regular business hours at the offices of Patterson-UTI Energy, Inc., 10713 West Sam Houston Parkway North, Suite 800, Houston, Texas 77064 for the ten day period prior to the Meeting for examination by any stockholder for any purpose germane to the Meeting.

A quorum is necessary to transact business at the Meeting. A majority of the shares of Common Stock outstanding on April 6, 2021 will constitute a quorum. The shares held by each stockholder who attends the Meeting in person, signs and timely returns the form of proxy, or properly votes using the Internet or telephone will be counted for purposes of determining the presence of a quorum at the Meeting.

“Broker non-votes” and abstentions will be considered present at the Meeting for the purpose of determining a quorum. Broker non-votes occur when nominees, such as brokerage firms, banks, broker-dealers, or other similar organizations holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions. If you do not give instructions to your bank, brokerage firm or other agent, the bank, brokerage firm or other agent will nevertheless be entitled to vote your shares of Common Stock in its discretion on “routine matters” and may give or authorize the giving of a proxy to vote the shares of Common Stock in its discretion on such matters. The ratification of an independent registered public accounting firm is generally considered a routine matter, whereas the election of directors, the approval of Patterson-UTI’s 2021 Long-Term Incentive Plan and the advisory approval of executive compensation are not considered routine matters. For these reasons, please promptly vote in accordance with the instructions provided by your brokerage firm, bank, broker-dealer, or other similar organization.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Under Delaware law and Patterson-UTI’s bylaws, the affirmative vote of a plurality of shares present in person or represented by proxy at the meeting at which a quorum is present is required for the election of directors.

The enclosed form of proxy provides a means for you to either:

•	vote “FOR” the election of the nominees to the Board of Directors listed below,
•	withhold authority to vote for one or more of the nominees, or
•	withhold authority to vote for all of the nominees.

The Board of Directors recommends that you vote “FOR” all of the nominees.    Unless you give contrary instructions in your proxy, your proxy will be voted “FOR” the election of all of the nominees to the Board of Directors. If any nominee should become unable or unwilling to accept the nomination or election, the person acting under the proxy will vote for the election of such other person as the Board of Directors may recommend. The Board has no reason, however, to believe that any of the nominees will be unable or unwilling to serve if elected.

Because directors are elected by a plurality vote, shares as to which a stockholder withholds authority to vote and broker non-votes will not affect the outcome of the election, although a broker non-vote will be counted for purposes of establishing a quorum.

Our corporate governance guidelines require that if a director receives in an uncontested election a greater number of “withhold” votes than votes cast “for” his or her election, the Nominating and Corporate Governance Committee of the Board of Directors will undertake a prompt evaluation of the appropriateness of the director’s continued service on the Board of Directors. In performing this evaluation, the Nominating and Corporate Governance Committee will review all factors it deems relevant, including the stated reasons why votes were withheld, the director’s length of service, his or her past contributions to Patterson-UTI and the availability of other qualified candidates. The Nominating and Corporate Governance Committee will then make its recommendation to the Board. The Board of Directors will review the Nominating and Corporate Governance Committee’s recommendation and consider such further factors and information as it deems relevant. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days following the date of the stockholders’ meeting. If the Board of Directors determines remedial action is appropriate, the director shall promptly take whatever action is requested by the Board. If the director does not promptly take the recommended remedial action or if the Board of Directors determines that immediate resignation is in the best interests of Patterson-UTI and its stockholders, the Board of Directors may accept the director’s resignation that will have been tendered as follows. Each director will, as a condition to his or her appointment or election as a director or nomination as a director, agree in writing to comply with the terms of Patterson-UTI’s majority voting policy and provide to the Board of Directors an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which such director faces re-election and (ii) the Board of Directors’ acceptance of such resignation.

Set forth below is the name, age, position and a brief description of the business experience during at least the past five years of each of the nominees to Patterson-UTI’s Board of Directors, as well as specific qualifications, attributes and skills of such member that were identified by the Nominating and Corporate Governance Committee when such member was nominated to serve on the Board of Directors. Each current member of Patterson-UTI’s Board of Directors is a nominee for election to the Board of Directors.  There are no arrangements or understandings between any person and any of the directors pursuant to which such director was selected as a nominee for election at the Meeting. There are no family relationships among any of the directors or executive officers of Patterson-UTI.

Name	Age	Position	Director Since
Curtis W. Huff	63	Chairman of the Board and Director	2001
William A. Hendricks, Jr.	56	President and Chief Executive Officer and Director	2017
Tiffany (TJ) Thom Cepak	48	Director	2014
Michael W. Conlon	74	Director	2012
Terry H. Hunt	72	Director	2003
Janeen S. Judah	61	Director	2018

The following charts show a snapshot of the average tenure, average age and gender diversity of the six nominees for election to our Board of Directors.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of Patterson-UTI’s business and structure, the Nominating and Corporate Governance Committee and the Board of Directors focused primarily on the information discussed in each of the directors’ individual biographies set forth below.

Curtis W. Huff — Mr. Huff has served as Chairman of the Board of Patterson-UTI since June 2020, as a director of Patterson-UTI since May 2001 and served as a director of UTI from 1997 to May 2001. Mr. Huff is owner and Chairman of Freebird Partners, a private investment firm created in 2002 that is focused on oilfield service companies and technology. Mr. Huff co-founded Intervale Capital, an oilfield service private equity firm, in 2006 and served as a Managing Director from 2006 to 2012, when he sold his interest in the firm. Mr. Huff also serves as Chairman of Impact Fluid Solutions LP, which provides drilling and production solutions for oil and gas operators and fluid companies. Mr. Huff also serves as a director at various of Freebird’s portfolio companies.  Mr. Huff served as the President and Chief Executive Officer of Grant Prideco, Inc., a provider of drill pipe and other drill stem products, from February 2001 to June 2002. From January 2000 to February 2001, Mr. Huff served as Executive Vice President, Chief Financial Officer and General Counsel of Weatherford International, Inc., one of the world’s largest international oilfield services companies. He served as Senior Vice President and General Counsel of Weatherford from May 1998 to January 2000. Mr. Huff began his professional career in 1983 with the law firm of Norton Rose Fulbright US LLP where he specialized in corporate, securities and merger and acquisition matters. Mr. Huff was made a partner in that firm in 1989 where he served until 1998 when he joined Weatherford. Mr. Huff holds a Bachelor of Arts degree and J.D. from the University of New Mexico, where he graduated as a member of the Order of the Coif and cum laude, and a Masters of Law from New York University School of Law. Mr. Huff is the Chairman of the Board of Directors of the University of St. Thomas in Houston, Texas and is actively involved with various charities, including the Houston Food Bank.

The Board of Directors considered Mr. Huff’s background as an executive of publicly traded oilfield services companies and as an owner and manager of a private investment firm focused on the oilfield service industry. The Board noted his knowledge and experience in a broad range of oilfield products and services and his current and historical experience in managing operations in both the United States and internationally. The Board also considered Mr. Huff’s expertise and background with regard to accounting and legal matters, which, among other things, provides guidance to Patterson-UTI in assessing its corporate governance structure, policies and procedures.

William Andrew Hendricks, Jr. —Mr. Hendricks has served as President and Chief Executive Officer of Patterson-UTI since October 2012 and as a director of Patterson-UTI since June 2017. From April 2012 through September 2012, he served as Chief Operating Officer of Patterson-UTI. From May 2010 through March 2012, Mr. Hendricks served as President of Schlumberger Drilling & Measurements, a division of Schlumberger. Prior to that date, Mr. Hendricks worked for Schlumberger in various worldwide locations and capacities since 1988, including serving in numerous executive positions since 2003. Mr. Hendricks is a past Chair and member of the Executive Committee for the International Association of Drilling Contractors and a member of the Society of Petroleum Engineers. Mr. Hendricks holds a Bachelor of Science in Petroleum Engineering from Texas A&M University.

The Board of Directors considered Mr. Hendricks’ more than 30 years of combined operational and managerial experience in the oil and gas industry.  In addition, the Board noted his nearly seven years of service as Patterson-UTI’s President and Chief Executive Officer and nearly ten years of service in numerous executive positions with Schlumberger Limited, a global provider of oilfield services, including nearly two years as President of Schlumberger Drilling & Measurements.  The Board further considered Mr. Hendricks’ significant experience with evaluating the drivers for macro trends in the oil and gas industry, as well as managing the cyclical nature of the oil and gas service business, which allows Mr. Hendricks to provide valuable input into the development and implementation of Patterson-UTI’s corporate strategy.  In addition, the Board noted that Mr. Hendricks’ operational experience brings valuable knowledge to the oversight of achieving safe and efficient operations. The Board also considered Mr. Hendricks’ significant experience working in numerous worldwide locations, which allows him to provide valuable counsel regarding possible expansion into markets outside of North America.

Tiffany (TJ) Thom Cepak — Ms. Cepak has served as a director of Patterson-UTI since August 2014. Ms. Cepak has served as a director of Penn Virginia Corporation since September 2019 and as a director of California Resources Corporation since October 2020. Ms. Cepak served as the Chief Financial Officer of Energy XXI Gulf Coast, Inc. from August 2017 to October 2018. Ms. Cepak served as the Chief Financial Officer of KLR Energy (and, subsequent to its business combination, Rosehill Resources Inc.) from January 2015 to June 2017. Ms. Cepak served as a director of Yates Petroleum Corporation, a privately owned, independent oil and gas exploration and production company, from October 2015 to October 2016. Ms. Cepak served four years as the Chief Financial Officer of EPL Oil & Gas, Inc., and was further appointed Executive Vice President in January 2014, and she served in those roles until June 2014, when EPL was sold. Ms. Cepak began her career with EPL as a Senior Asset Management Engineer, a position she held until she was appointed Director of Corporate Reserves in September 2001. Ms. Cepak was named EPL’s Director of Investor Relations in April 2006 and Vice President, Treasurer and Investor Relations in July 2008. In July 2009, Ms. Cepak was designated as EPL’s Principal Financial Officer and, in September 2009, she was appointed Senior Vice President. Ms. Cepak has more than 20 years of energy industry experience and prior to joining EPL, she was a Senior Reservoir Engineer with Exxon Production Company and ExxonMobil Company with operational roles including reservoir engineering and subsurface completion engineering for numerous offshore Gulf of Mexico properties. Ms. Cepak holds a B.S. in Engineering from the University of Illinois and a Masters of Business Administration in Management with a concentration in Finance from Tulane University.

The Board of Directors considered Ms. Cepak’s more than 20 years of operational and financial experience in the energy industry. The Board noted her service in various operational roles, including as a reservoir engineer for a major oil and gas exploration and production company. The Board also noted Ms. Cepak’s executive management experience, including most recently as chief financial officer of a publicly traded independent oil and gas exploration and production company, which allows her to provide Patterson-UTI with valuable insight on financial and strategic matters. The Board also considered Ms. Cepak’s diversity of perspective, which is exemplified by her recognition in 2018 as one of Oil and Gas Investor’s 25 Influential Women in Energy.

Michael W. Conlon — Mr. Conlon has served as a director of Patterson-UTI since September 2012. Mr. Conlon retired as a partner of the law firm, Norton Rose Fulbright US LLP, in January 2012 after 40 years with the firm. Mr. Conlon specialized in corporate, securities and merger and acquisition matters. Mr. Conlon was partner-in-charge of the firm’s Houston office from 2007 to 2011, was co-partner-in-charge from 2001 to 2007 and partner-in-charge of its Washington, D.C. office from 1992 to 1998. Mr. Conlon retired in February 2019 from his position as an Advisory Director to Tailored Brands, Inc., a specialty retailer of men’s apparel and international supplier of corporatewear, and an NYSE listed company. Mr. Conlon holds a Bachelor of Arts degree in Economics from Catholic University of America, where he graduated magna cum laude and as a member of Phi Beta Kappa, and a Juris Doctorate from the Duke University School of Law, where he graduated as a member of the Order of the Coif.

The Board of Directors considered Mr. Conlon’s more than 40 years of experience handling corporate, securities and mergers and acquisition matters as a lawyer with an international law firm, as well as his service in a number of management roles throughout his tenure at the firm. The Board noted Mr. Conlon’s experience in representing numerous public companies, including Patterson-UTI, and other energy services companies, allows him to provide valuable insight on legal, governance and regulatory issues facing Patterson-UTI.

Terry H. Hunt — Mr. Hunt has served as a director of Patterson-UTI since April 2003 and served as a director of UTI from 1994 to May 2001. Mr. Hunt is an energy consultant and retired senior natural gas and electric utility executive. Mr. Hunt served as Senior Vice President — Strategic Planning of PPL Corporation, an international energy and utility holding company, from 1998 to 2000. Mr. Hunt served as the President and Chief Executive Officer of Penn Fuel Gas, Inc., a Pennsylvania-based natural gas and propane distribution company, from 1992 to 1999. Previously, Mr. Hunt was President of Carnegie Natural Gas and Apollo Gas Company, both Appalachian natural gas distribution companies. He also previously served in senior management positions in natural gas project and venture development, oil and natural gas exploration and development evaluation and operations and major production facilities construction with Texas Oil & Gas Corp. and Atlantic Richfield. Mr. Hunt holds a Bachelor of Engineering degree from the University of Saskatchewan, Canada and a Masters of Business Administration from Southern Methodist University.

The Board of Directors considered Mr. Hunt’s more than 25 years of experience covering most phases of the upstream oil and natural gas industry in the United States and Canada, including the evaluation of exploration and development programs, oil and natural gas production and pipeline operations, and project development and major production facility construction. This experience and background provides Patterson-UTI with an invaluable perspective of the oil and natural gas industry and its customers. In addition, Mr. Hunt’s many years of senior executive experience leading natural gas distribution, storage and marketing companies provides insight into the management of multi-faceted businesses and the markets for natural gas in North America.

Janeen S. Judah — Ms. Judah has served as a director of Patterson-UTI since April 2018. Ms. Judah has served as a director of the general partner of Crestwood Equity Partners LP since November 2018. Ms. Judah has also served as a director for privately held Aethon Energy III, LLC since June 2019, and as a member of the University Lands Advisory Board since August 2020.  Ms. Judah served as a director of Jagged Peak Energy Inc. from April 2019 to January 2020, when Jagged Peak was acquired by Parsley Energy. Ms. Judah served as the President of the Society of Petroleum Engineers from September 2016 to October 2017 while on secondment from Chevron, and as a member of the Board of Directors of the Society of Petroleum Engineers from 2003 to 2006 and from 2012 to 2018. Ms. Judah held numerous leadership positions at Chevron, including general manager for Chevron’s Southern Africa business unit from August 2010 to September 2016, president of Chevron Environmental Management Company from August 2007 to August 2010 and general manager of reservoir and production engineering for Chevron Energy Technology Company from June 2004 to August 2007.  Before joining Chevron in 1998, she held various upstream petroleum engineering positions for Texaco and Arco, starting in Midland in 1981. Ms. Judah holds Bachelor of Science and Masters of Science degrees in petroleum engineering from Texas A&M University, a Masters of Business Administration from the University of Texas of the Permian Basin and a Juris Doctorate from the University of Houston Law Center.

The Board of Directors considered Ms. Judah’s more than 35 years of operational, managerial and environmental experience in the oil and gas industry. The Board noted her experience derived from oil and gas industry positions held involving significant operational and management responsibilities, including positions with Chevron and upstream petroleum engineering positions. The Board also noted Ms. Judah’s extensive international experience, including most recently as general manager for Chevron’s Southern Africa business unit, which allows her to provide Patterson-UTI with valuable insight on international and strategic matters. The Board also considered Ms. Judah’s service as the President of the Society of Petroleum Engineers from 2017 to 2018, as well as her diversity of perspective, which is exemplified by her recognition in 2018 as one of Oil and Gas Investor’s 25 Influential Women in Energy.

Board Leadership Structure, Independent Chairman and Board Role in Risk Oversight

The Board evaluates its leadership structure and role in risk oversight on an ongoing basis. The decision on whether to combine or separate the Chairman and Chief Executive Officer (“CEO”) role is determined on the basis of what the Board considers to be best for Patterson-UTI at any given point in time. Patterson-UTI’s current Board leadership structure separates the role of Chairman and CEO, and our Chairman is an independent director.

The independent directors meet regularly in executive sessions at which only independent directors are present, and the Chairman chairs those sessions. The Chairman serves as a liaison between the employee directors and independent directors, consults with regard to Board and agenda items, and works with the chairpersons of Board committees as appropriate.

The Nominating and Corporate Governance Committee and the Board currently believe that the Board’s leadership structure, which includes the separation of the role of CEO and Chairman, is appropriate because it, among other things, provides for sufficient independence between the Board and management and for an independent director who provides board member leadership.

The Board has adopted Corporate Governance Guidelines, which can be accessed electronically in the “Governance” section of Patterson-UTI’s website at www.patenergy.com. The Guidelines describe one of the Board’s primary responsibilities as overseeing Patterson-UTI’s processes for assessing and managing risks. The Board discharges this responsibility, in part, through regular inquiries from the Chairman of the Board to management, periodic communications from management to the Board of Directors of particular risks and events, and discussions during Board meetings of general and specific risks to Patterson-UTI.

Meetings and Committees of the Board of Directors

The Board of Directors met eleven times during the year ended December 31, 2020. Each director attended, in person or by telephone, at least 75% of the aggregate of all meetings held by the Board and meetings of each committee on which such director served. A majority of the members of the Board of Directors are independent within the meaning of the Nasdaq Stock Market, Inc. (“Nasdaq”) listing standards. Specifically, the Board has determined that Messrs. Conlon, Huff and Hunt and Mses. Cepak and Judah are independent within the meaning of the Nasdaq listing standards.

The Board of Directors has established four standing committees: an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

The Executive Committee, which currently is composed of Messrs. Huff and Hendricks and Ms. Cepak, has the authority, to the extent permitted by applicable law, to act for the Board in all matters arising between regular or special meetings of the Board of Directors. The Executive Committee did not meet or take any action in 2020.

The Audit Committee members are Mses. Cepak (chair) and Judah, and Messrs. Huff and Hunt, each of whom is independent within the meaning of applicable rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and within the meaning of the Nasdaq listing standards. The Audit Committee oversees management’s execution of Patterson-UTI’s accounting and financial reporting process, including review of the financial reports and other financial information provided by Patterson-UTI to the public and government and regulatory bodies, Patterson-UTI’s system of internal accounting, Patterson-UTI’s financial controls, and the annual independent audit of Patterson-UTI’s financial statements and internal control over financial reporting. The Audit Committee also oversees compliance with Patterson-UTI’s codes of conduct and ethics and with legal and regulatory requirements. The Board has determined that Ms. Cepak and Mr. Huff are “audit committee financial experts” within the meaning of applicable SEC rules. The Audit Committee selects the independent registered public accounting firm to audit Patterson-UTI’s books and records and considers and acts upon accounting matters as they arise. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee held five meetings during the year ended December 31, 2020. Please see “Audit Committee Report” elsewhere in this proxy statement.

The Compensation Committee members are Messrs. Hunt (chair), Conlon and Huff and Ms. Cepak, each of whom is independent as defined in the Nasdaq listing standards. Among other things, the Compensation Committee sets and administers the policies that govern the compensation of executive officers of Patterson-UTI and periodically reviews director compensation and recommends changes, as appropriate, to the Board of Directors for approval. The Board of Directors has adopted a written charter for the Compensation Committee. The Compensation Committee held five meetings during the year ended December 31, 2020. Please see “Compensation Discussion and Analysis” and “Compensation Committee Report” elsewhere in this proxy statement for further information about the Compensation Committee.

The Nominating and Corporate Governance Committee members are Messrs. Conlon (chair) and Huff and Ms. Judah, each of whom is independent as defined in the Nasdaq listing standards. The purpose of the Nominating and Corporate Governance Committee is to, among other things, identify individuals qualified to become Board members, to recommend for selection by the Board director nominees for the annual meetings of stockholders, to recommend nominees for Board committees, to review Patterson-UTI’s Code of Business Conduct and Corporate Governance Guidelines, to develop and continually make recommendations with respect to the best corporate governance principles and to oversee the annual review of the Board and management. The Nominating and Corporate Governance Committee is our primary governing body with oversight over sustainability issues and climate-related risks and opportunities. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held four meetings during the year ended December 31, 2020.

Consideration of Director Nominees

On behalf of the Board, the Nominating and Governance Committee considers director nominees recommended by Patterson-UTI’s stockholders if the recommendations are made in accordance with all legal requirements, including applicable provisions of Patterson-UTI’s restated certificate of incorporation and bylaws. A stockholder’s notice to the Secretary of Patterson-UTI shall contain certain information specified in Patterson-UTI’s bylaws regarding the stockholder and the proposed nominee.  See “Other Matters—Stockholder Proposals for 2022 Annual Meeting” and Article I, Section 8 and Article I, Section 11 of Patterson-UTI’s bylaws.

The Nominating and Corporate Governance Committee determines qualification criteria and procedures for the identification and recruitment of candidates for election to serve as directors of Patterson-UTI. The Nominating and Corporate Governance Committee relies on the knowledge and relationships of Patterson-UTI and its officers and directors, as well as third parties when it deems appropriate, to identify and evaluate nominees for director, including nominees recommended by stockholders. In evaluating a nominee for director, the Nominating and Corporate Governance Committee considers the nominee’s skills, expertise, industry and other knowledge, personal and professional ethics, integrity and values, sound business judgment and willingness to commit sufficient time to the Board and be committed to representing the long-term interests of Patterson-UTI’s stockholders. The Nominating and Corporate Governance Committee also reviews the individual performance and qualifications of each director who wishes to be considered for nomination to the Board.  Although the Nominating and Corporate Governance Committee does not have a stand-alone policy with regard to consideration of diversity in identifying director nominees, it is required, in accordance with our Corporate Governance Guidelines, to consider diversity in professional background, experience, expertise (including as to financial matters) and perspective (including as to age, gender and ethnicity) with respect to the Board of Directors composition as a whole when evaluating a director nominee.

Board and Director Performance Assessments

The Nominating and Corporate Governance Committee annually reviews and evaluates the performance of the Board, each Committee of the Board, and each director in order to improve the effectiveness of the Board and each Committee of the Board. The Committee assesses the contributions of the Board as a whole and each of its Committees and identifies areas in which improvements may be made. The results of the evaluations are reviewed and discussed with the Board and its Committees, and recommendations are made, as appropriate, to the Board and its Committees.

The Nominating and Corporate Governance Committee also annually reviews the individual performance and qualifications of each director who wishes to be considered for nomination for reelection to the Board.

Continuing Education

Continuing education helps our directors strengthen their skills, deepen their understanding of our business and operations and stay current with emerging issues that affect our business, governance and compensation practices. It also helps directors keep abreast of governance developments and requirements and understand the issues we face in the context of our business. To further these goals, our Board’s continuing director education policy requires directors to participate in continuing education programs and reimburses directors for expenses incurred in connection with such education programs.

Succession Planning

The Board of Directors oversees processes and procedures to provide continuity of well-qualified executive leadership and to assess whether such leadership possesses the skill and talent to execute Patterson-UTI’s long-term business strategies. The Board of Directors reviews succession planning for the Chief Executive Officer and the senior executives tailored to reflect the Board’s standards for executive leadership and Patterson-UTI’s business strategy and vision. The succession planning addresses (i) both current and long-term needs of Patterson-UTI and establishes a process for identifying and assessing potential internal candidates; (ii) periodic review and assessment of readiness; (iii) contingency planning for temporary absences of the Chief Executive Officer due to disability or other unexpected event; and (iv) long-term continuity planning for succession to the Chief Executive Officer position.

Political Contributions

Patterson-UTI has a policy prohibiting the contribution of company funds to political parties or organizations or to candidates for any public office or to influence the general public, or segments thereof, with respect to public elections or referenda. Patterson-UTI participates in certain trade organizations with purposes that include enhancement of the public image of our industry, education about the industry and issues that affect the industry and industry best practices and standards. Many of the trade organizations also engage in legislative or political activity related to matters that affect the industry as a whole and not a specific company. Patterson-UTI, as one of many members in various trade associations, does not direct the legislative activities of any trade organization of which it is a member.

Sustainability

Patterson-UTI strives to be a leader in our industry in the area of environmental, social, governance and other sustainability-related issues, and remains committed to managing these issues for the long-term benefit of our employees, communities and our business. We aim to minimize our environmental impact in the communities in which we work and live, while providing services for our customers in a safe and responsible manner. We invest extensively in the safety, health and well-being of our people, who are our most important asset and our greatest strength. Also, maintaining a rigorous focus on ethics and integrity at every level of our operations is a practice on which all of our success depends.

We encourage you to review our latest sustainability report for more detailed information regarding our sustainability programs and initiatives. A copy of Patterson-UTI’s sustainability report can be accessed electronically in the “Sustainability” section of the Patterson-UTI website at www.patenergy.com and in print to any stockholder who requests it from the Secretary of Patterson-UTI. Nothing on our website, including our sustainability report or sections thereof, shall be deemed incorporated by reference into this proxy statement or other filings that we make with the SEC.

Communication with the Board and its Independent Members

Persons may communicate with the Board, or directly with its Chairman, Mr. Huff, by submitting such communication in writing in care of Chairman of the Board of Directors, Patterson-UTI Energy, Inc., 10713 West Sam Houston Parkway North, Suite 800, Houston, Texas 77064. Persons may communicate with the independent members of the Board by submitting such communication in writing to the Nominating and Corporate Governance Committee of the Board of Directors of Patterson-UTI Energy, Inc., 10713 West Sam Houston Parkway North, Suite 800, Houston, Texas 77064.

Although Patterson-UTI does not have a formal policy regarding attendance by members of the Board at its annual meetings of stockholders, directors are invited to attend annual meetings of Patterson-UTI stockholders. All of the directors attended the 2020 annual meeting of stockholders either in person or by telephone.

Corporate Governance Documents Available on Patterson-UTI’s Website

Copies of each of the following documents can be accessed electronically in the “Corporate Governance” section of the Patterson-UTI website at www.patenergy.com and in print to any stockholder who requests them from the Secretary of Patterson-UTI:

•	Audit Committee Charter;
•	Compensation Committee Charter;
•	Nominating and Corporate Governance Committee Charter;
•	Corporate Governance Guidelines;
•	Code of Business Conduct and Ethics for its employees, officers and directors;
•	Code of Business Conduct and Ethics for Senior Financial Executives; and
•	Global Anticorruption Policy.

PROPOSAL NO. 2

APPROVAL OF 2021 LONG-TERM INCENTIVE PLAN

Background

On April 9, 2021, Patterson-UTI’s Board of Directors adopted the Patterson-UTI Energy, Inc. 2021 Long-Term Incentive Plan (the “2021 Plan”), subject to approval by Patterson-UTI’s stockholders.  Subject to and effective upon the approval by the stockholders of the 2021 Plan, no future grants would be made under any other existing equity plans of Patterson-UTI. Participation in the Company’s long-term incentive plan is broad based, with approximately 320 employees and directors participating in 2020. Approval of the 2021 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock that are present in person or by proxy and entitled to vote at the Meeting.

If the 2021 Plan is not approved by stockholders, the Amended and Restated 2014 Long-Term Incentive Plan, as amended (the “2014 Plan”) will remain in effect with its current share pool and term. As of April 6, 2021, there were 4,867,480 shares of common stock remaining available for grant under the 2014 Plan, assuming a target payout of all performance-based restricted stock units (RSUs) and performance units (PSUs) then outstanding. If the 2021 Plan is not approved by stockholders, we will not be able to continue our equity-based long term incentive program, and we may be required to increase significantly the cash component of our executive compensation program in order to remain competitive and adequately compensate our employees.

Certain material terms of the 2021 Plan are discussed below; however, the description is subject to, and qualified by the full text of the 2021 Plan, attached hereto as Annex A.

Best Practices

Independent Oversight. The Compensation Committee, composed solely of non-employee independent directors, will approve all grants made to employees under the 2021 Plan; provided, however, that the Compensation Committee may delegate to the Board or any committee of the Board, to one or more executive officers or a committee of executive officers its right to grant awards under the 2021 Plan to employees who are not executive officers or directors of Patterson-UTI pursuant to such conditions or limitations as the Compensation Committee may establish.

No Repricing of Options or SARs. The 2021 Plan prohibits repricing and replacement of stock options or stock appreciation rights (“SARs”) at lower exercise prices unless approved by our stockholders.

No Discounted Options or SARs. Stock options and SARs may not be granted with an exercise price below the fair market value of our common stock on the date of grant.

No Dividends on Options or SARs. Dividends and dividend equivalents may not be paid or accrued on stock options or SARs.

Limited Terms for Options and SARs. Stock options and SARs granted under the 2021 Plan are generally limited to 10-year terms.

No “Evergreen” Provision. Shares authorized for issuance under the 2021 Plan will not be replenished automatically. Any additional shares to be issued over and above the amount for which shareholder approval is being sought in connection with the 2021 Plan will require further shareholder approval.

No Tax Gross-Ups. The Compensation Committee does not provide tax gross-ups in connection with awards under the 2021 Plan.

Annual Limitation on Director Compensation. The total compensation paid to each non-employee director for their service as such, whether in cash or in equity awards under the 2021 Plan (based on the grant date fair value of any such awards)  during a single fiscal year may not exceed $750,000; however, the foregoing limit will instead be $1,000,000 for any fiscal year in which the non-employee director is first appointed to the Board or any fiscal year in which the non-employee director serves as chairman or lead director.

No Dividends or Dividend Equivalents Paid on Unvested Awards. Any dividends or dividend equivalents will only be paid if and to the extent the underlying shares vest pursuant to the terms of the award.

Recoupment. All awards granted under the 2021 Plan will be subject to any clawback policy adopted by us.  See the description of our current Clawback policy below under “Clawback Policy”. In addition, if Patterson-UTI is required to prepare an accounting restatement due to the material noncompliance of Patterson-UTI, as a result of misconduct, with any financial reporting requirement under the securities laws, or if the participant is one of the persons subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the participant shall reimburse the Company the amount of any payment in settlement of an award earned or accrued during the twelve-month period following the first public issuance or filing with the SEC (whichever just occurred) of the financial document embodying such financial reporting requirement.

Minimum Vesting.  Subject to a 5% carve-out, all awards are subject to a minimum vesting period of one year from the date of grant, except in the case of substitute awards, awards delivered in lieu of fully-vested cash obligations, certain awards to directors that vest in connection with an annual meeting, and acceleration of an existing award.

Key Equity Plan Metrics

The following table shows key equity compensation metrics for the years 2018-2020 under the 2014 Plan:

	A	B	C	D	E	F	G	H
Fiscal Year	Stock Options Granted	Time-Based RSUs Granted (1)	Performance- Based RSUs Granted (2)	PSUs Granted (2)	Actual PSUs and Performance- Based RSUs Earned	Total (3)	Weighted Average # of Common Shares as of FYE	Burn Rate (4)
2020	—	1,691,246	—	500,500	370,773	4,124,038	188,013,000	2.19%
2019	—	1,505,048	—	489,800	223,000	3,456,096	203,039,000	1.70%
2018	—	1,726,865	359,315	310,700	419,200	4,292,130	218,643,000	1.96%
Average Three-Year Burn Rate (2018-2020)								1.95%

(1)	Excludes 204,222 time-based RSUs granted in connection with an acquisition completed in 2018.
(2)	Reflects target number of Performance-based RSUs and PSUs granted in applicable fiscal year.
(3)

Total number of shares in a particular fiscal year includes all time-based awards granted during such fiscal year, and all stock options, PSUs and RSUs for which the performance criteria was certified as attained and earned during such fiscal year. Under the fungible ratio of the 2014 Plan, RSUs and PSUs count as two shares in the Total amount.  Accordingly, the number in this “Total” column for a particular fiscal year is derived as follows: (i) column A; plus (ii) column B, times two, plus (iii) column E, times two.

(4)	Performance-based RSUs and PSUs granted in the applicable fiscal year and not yet earned are excluded from the calculation of burn rate.

Description of the 2021 Plan

The primary objective of the 2021 Plan is to assist Patterson-UTI and its subsidiaries in attracting and retaining selected individuals to serve as directors, employees, consultants and advisors of Patterson-UTI who are expected to contribute to its success and achieve long-term objectives which will inure to the benefit of its stockholders through the additional incentives inherent in awards under the 2021 Plan. The 2021 Plan provides for the granting of incentive and non-qualified stock options, tandem and freestanding stock appreciation rights, restricted stock awards, other stock unit awards, performance shares, performance units and dividend equivalents. Certain awards under the 2021 Plan may be paid in cash or Common Stock, as determined by the Compensation Committee. The Compensation Committee has exclusive authority to select the participants to whom awards may be granted, and to determine the type, size and terms of each award, subject to the limitations set forth in the 2021 Plan. The Compensation Committee will also make all determinations that it decides are necessary or desirable in the interpretation and administration of the 2021 Plan. In addition, the Compensation Committee may, if consistent with applicable rules, regulations and Nasdaq requirements, delegate to a committee of one or more directors or to one or more executive officers the right to grant, cancel and suspend awards to employees who are not directors or executive officers of Patterson-UTI.

As of April 6, 2021, the equity awards outstanding under Patterson-UTI’s 2005 Long-Term Incentive Plan, as amended (the “2005 Plan”) and the 2014 Plan, and their respective features, were as follows (1):

Options outstanding (2)	4,026,150
Full-value awards outstanding (3)	4,297,814
Weighted-average exercise price of outstanding options	$21.63
Weighted-average remaining contractual term of outstanding options	2.95 years
Shares available for grant under the 2014 Plan (4) (5)	4,867,480
Shares of Common Stock Outstanding	187,789,871

(1)	No awards have been granted under the 2021 Plan, and this table excludes the 8.6 million shares requested in this proposal.
(2)	Includes 1,793,500 options outstanding under the 2005 plan and 2,232,650 options outstanding under the 2014 plan.
(3)	Includes restricted stock, RSUs and PSUs (at target) under the 2014 Plan. No full-value awards are outstanding under the 2005 Plan.
(4)	Under the fungible counting provisions of the 2014 Plan, full-value awards count as two shares.
(5)	No shares remain available for grant under the 2005 Plan.

General Terms

•

Subject to adjustment in the event of certain corporate transactions, the aggregate number of shares of Common Stock authorized for grant under the 2021 Plan is 8.6 million, plus the total number of shares of Common Stock remaining available for grant under the 2014 Plan as of April 9, 2021, the effective date of the 2021 Plan. Shares that are subject to options or SARs count as one share of Common Stock against this aggregate limit. Shares that are subject to awards other than options and SARS count as two shares of Common Stock against this aggregate limit. The closing price of a share of Common Stock on April 6, 2021 was $6.97.

•

Generally, if an award granted under the 2021 Plan, the 2014 Plan or the 2005 Plan expires, is forfeited, is settled in cash or otherwise terminates without the issuance of all or a portion of the shares of Common Stock subject to the award, the shares allocable to the expired, forfeited, cash settled, or terminated portion of the award will be available for awards again under the 2021 Plan. Any shares of Common Stock that again become available for grant under the 2021 Plan will be added back as one share if the shares were subject to options or SARs, and as two shares if the shares were subject to awards other than options or SARs.

•

If any shares subject to an award are used to exercise options, are not issued upon the settlement of a SAR, are withheld by Patterson-UTI for income or employment taxes on exercise of an option or SAR, or are re-purchased on the open market with the exercise price for an option, such shares will not become available for grant under the 2021 Plan.

•

With respect to awards to participants other than directors, the 2021 Plan is administered by the Compensation Committee of Patterson-UTI’s Board of Directors, which comprises exclusively non-employee independent directors. With respect to awards to directors, the 2021 Plan is administered by the Board of Directors.

•

Directors, employees, including officers, consultants and advisors are eligible for awards under the 2021 Plan. As of April 1, 2021, approximately 3,200 employees, five directors and an indeterminate number of consultants and advisors would be eligible for awards under the 2021 Plan, although Patterson-UTI has not historically granted awards under its long-term incentive plans to consultants or advisors.

•

The Board of Directors, at any time, may amend the terms of the 2021 Plan, subject to the stockholder approval requirements of the Nasdaq Stock Market and other rules and regulations applicable to Patterson-UTI.  Generally, the 2021 Plan also may not be amended without stockholder approval to permit the repricing of options or SARs or to extend the generally applicable maximum 10-year term applicable to options.

•

Except in connection with certain corporate transactions involving Patterson-UTI, the terms of outstanding options or SARs may not be amended to reduce the applicable exercise price and outstanding options and SARs may not be cancelled in exchange for cash, other awards or options or SARs with an exercise price that is less than the exercise price of the original options or SARs, in each case without stockholder approval.

•

Subject to the exceptions in this bullet, awards may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution or pursuant to a domestic relations order, as determined by the Compensation Committee, and awards may be exercised during the life of the participant only by the participant or the participant’s guardian or legal representative. Notwithstanding the foregoing, a participant may assign or transfer an award other than an incentive stock option with the consent of the Compensation Committee (i) for charitable donations; (ii) to the participant’s spouse, children or grandchildren (including any adopted and stepchildren and grandchildren), or (iii) a trust for the benefit of one or more of the participants or the persons referred to in clause (ii); provided that certain administrative conditions are met. For the avoidance of doubt, awards (other than fully vested and unrestricted shares of Common Stock) may not be transferred to a third party for monetary value.

•

Except with respect to 5% of the shares authorized for grant under the 2021 Plan, no award may vest prior to the first anniversary of the grant date other than in the case of substitute awards, awards delivered in lieu of fully-vested cash obligations, certain awards to directors that vest in connection with an annual meeting, and acceleration of an existing award.

•	No awards may be granted under the 2021 Plan after April 9, 2031, the tenth anniversary of the effective date of the 2021 Plan.

Options

•	The vesting schedule for options is set by the Compensation Committee, subject to the minimum vesting requirements of the 2021 Plan.
•

The term of options is set by the Compensation Committee, but may be no longer than 10 years other than as a result of any extension of the term in compliance with applicable law as provided in an award agreement.

•	The exercise price for options may be paid in cash, with previously acquired shares of Common Stock, or by other means approved by the Compensation Committee.
•

All options granted under the 2021 Plan (other than substitute awards) are granted with an exercise price equal to or greater than the fair market value of the Common Stock at the time the option is granted.

SARs

•	SARs may be granted alone or in connection with the grant of any option.
•	The vesting schedule for SARs is set by the Compensation Committee, subject to the minimum vesting requirements of the 2021 Plan.
•

SARs granted alone may be exercised at such times and be subject to such terms and conditions as the Compensation Committee may impose. SARs that are granted in tandem with options may be exercised only on the surrender of the right to purchase an equivalent number of shares under the related options and may be exercised only with respect to the shares of Common Stock for which the related options are then exercisable.

•	The term of SARs under the 2021 Plan may be no longer than 10 years other than as a result of any extension of the term in compliance with applicable law as provided in an award agreement.
•

A SAR entitles a participant to surrender any then exercisable portion of the SAR and, if applicable, the related option, in exchange for an amount equal to the product of (i) the excess of the fair market value of a share of Common Stock on the date of surrender over the fair market value of a share of Common Stock on the date that the SAR was granted, or, if the SAR is related to an option, the per share exercise price of the option, multiplied by (ii) the number of shares of Common Stock subject to the SAR and being surrendered. Payment on exercise of a SAR shall be, in the discretion of the Compensation Committee, shares of Common Stock, cash, or a combination of shares of Common Stock and cash.

•

All SARs granted under the 2021 Plan (other than substitute awards) are granted with an exercise price equal to or greater than the fair market value of the Common Stock at the time the SAR is granted.

Restricted Stock Awards

•

The Compensation Committee determines the material terms of restricted stock awards, including the price, if any, to be paid by the recipient, and, subject to the minimum vesting requirements of the 2021 Plan, the vesting schedule and conditions, which may include the attainment of specified performance objectives.

•

Beginning on the date of grant, a participant receiving a restricted stock award will become a stockholder of Patterson-UTI with respect to all shares of Common Stock subject to the restricted stock award, which, unless the Committee determines otherwise at the time of the grant, includes the right to vote the shares and receive dividends in respect of the shares; provided, however, that any dividends with respect to any restricted stock award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such restricted stock award.

Other Stock Unit Awards

•

The Compensation Committee may grant other stock unit awards under the 2021 Plan, which have a value equal to an identical number of shares of Common Stock. Other stock unit awards may also be a form of payment for other awards granted under the 2021 Plan and other earned cash-based incentive compensation.

•

The payment of other stock units may be in cash, shares of Common Stock, other property, or any combination of the foregoing, and may be made in a lump sum or, in accordance with procedures established by the Compensation Committee, on a deferred basis subject to the requirements of section 409A of the Code.

•	The vesting schedule for other stock unit awards is set by the Compensation Committee, subject to the minimum vesting requirements of the 2021 Plan.

Dividend Equivalent Rights

•	The Compensation Committee may grant dividend equivalent rights either in connection with awards or as separate awards under the 2021 Plan.
•

Amounts payable in respect of dividend equivalent rights will not be paid until the vesting, payment, settlement or other lapse of restrictions of the award to which the dividend equivalent rights relate, including with respect to any performance conditions applicable to the underlying award.

•	No award of options or SARs will have dividend equivalent rights.

Performance Awards

•

Performance awards are payable in cash, shares of Common Stock, other property, or a combination of the foregoing, and may be paid in a lump sum, in installments, or on a deferred basis in accordance with procedures established by the Compensation Committee.

•

The Compensation Committee determines the material terms of the performance awards, including a performance period over which the performance goal of such award shall be measured. Performance awards are subject to the one year minimum vesting requirements of the 2021 Plan.

Deferrals

•

The Compensation Committee may require or permit a participant to defer the receipt of cash or shares pursuant to any awards under the 2021 Plan. Any deferral permitted under the 2021 Plan will be administered in a manner that is intended to comply with section 409A of the Code.

Effect of Certain Transactions and Change of Control

The Compensation Committee, in its discretion, may determine that, unless otherwise specifically set forth in an award agreement or other agreement applicable to any award, upon a change of control (as defined in the 2021 Plan):

•

awards outstanding as of the date of the change of control immediately vest and become free of all restrictions and limitations and, to the extent applicable, become fully exercisable and/or immediately settled or distributed;

•	each option and SAR shall terminate within a specified period of days after notice to the participant;
•

each participant shall receive, with respect to each share subject to an award, an amount equal to the excess of the fair market value of such share immediately prior to the occurrence of the change of control over the exercise price per share, if applicable, of such award, with such payment being made in one or more kinds of stock or property or a combination of stock or property;

•

each option and SAR outstanding on the date of the change of control may be cancelled and terminated without payment if the fair market value of a share of Common Stock on the date of the change of control is less than the per share exercise price of the option or SAR; or

•	such other additional adjustments or benefits as the Compensation Committee deems appropriate shall apply.

Further, in the event of changes in the capital or corporate structure of Patterson-UTI due to events such as recapitalization, stock split, merger, spin-off, joint venture, subsidiary or division sale or similar transaction, that affect the shares of Common Stock, the Compensation Committee, in its sole discretion, may determine that it is equitable or appropriate to make adjustments or substitutions to the 2021 Plan or outstanding options and awards, including to the number, class, kind and option or exercise price or securities subject to awards and to the terms and conditions of awards (including any applicable performance targets or criteria with respect thereto).

Federal Income Tax Consequences

The following discussion summarizes certain U.S. federal income tax consequences of the grant and receipt of awards pursuant to the 2021 Plan under the law as in effect on the date of this proxy statement. The rules governing the tax treatment of such awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not purport to cover all federal employment tax, estate tax, or other federal tax consequences associated with the 2021 Plan, nor does it address state, local, or non-U.S. tax consequences.

ISOs.    In general, a participant will not recognize income upon the grant or exercise of an ISO. However, upon the exercise of an ISO, the excess of the fair market value of the shares of Common Stock received upon the exercise of the ISO over the exercise price will increase the employee’s alternative minimum taxable income, which may cause the employee to incur the alternative minimum tax. Subject to certain exceptions for death or disability, if a participant exercises an ISO more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a NQSO, as described below.

The general rule is that gain or loss from the sale or exchange of shares acquired on the exercise of an ISO will be treated as capital gain or loss. However, if shares acquired upon the exercise of an ISO are disposed of within two years from the date of grant or within one year after exercise (a “disqualifying disposition”), the participant generally will recognize ordinary income in the year of disposition in an amount equal to the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) less the exercise price. Any further gain (or loss) realized by the participant generally will be taxed as short- or long-term capital gain (or loss) depending on the holding period.

NQSOs, SARs, Performance Award, and Other Stock Unit Award.    A participant generally is not required to recognize income on the grant of a NQSO, a SAR, performance award or other stock unit award. Instead, ordinary income generally is required to be recognized on the date the NQSO or SAR is exercised, or in the case of performance awards or other stock unit awards, upon the issuance of shares and/or the payment of cash pursuant to the terms of the award. In general, the amount of ordinary income required to be recognized is, (a) in the case of a NQSO or a SAR, an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price, and (b) in the case of performance awards or other stock unit awards, the amount of cash and/or the fair market value of any shares received in respect thereof, plus the amount of taxes withheld from such amounts.

Restricted Common Stock.    Unless a participant who receives an award of restricted Common Stock makes an election under section 83(b) of the Code as described below, the participant generally is not required to recognize ordinary income on the grant of restricted Common Stock. Instead, on the date the shares vest (i.e., become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a section 83(b) election has not been made, any dividends received with respect to restricted Common Stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient. If a participant makes a section 83(b) election within 30 days following the date of transfer of the restricted Common Stock, the participant will recognize ordinary income on the date the shares are granted in an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest. However, if the shares are later forfeited, a loss can only be recognized up to the amount the participant paid, if any, for the shares.

Gain or Loss on Sale or Exchange of Shares.    In general, gain or loss from the sale or exchange of shares granted or awarded under the 2021 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an ISO (a “disqualifying disposition,” see above), a participant generally will be required to recognize ordinary income upon such disposition.

Deductibility by Patterson-UTI.    To the extent that a participant recognizes ordinary income in the circumstances described above, Patterson-UTI or the subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under section 162(m) of the Code (see

Parachute Payments below). In general, under section 162(m) of the Code, remuneration paid by a public corporation to certain “covered employees” (which includes any individual who serves as chief executive officer, chief financial officer or one of the other three most highly compensated executive officers for 2017 or any subsequent calendar year) is not deductible to the extent it exceeds $1 million for any year. It is expected that compensation deductions for any covered employee with respect to awards under the 2021 Plan will be subject to a $1 million annual deduction limitation. The Compensation Committee may grant awards under the 2021 Plan or otherwise that is or may become non-deductible when it believes doing so is in the best interests of the Company and its stockholders.

Parachute Payments.    The acceleration of the exercisability or the vesting of an award upon the occurrence of a change in control may result in an “excess parachute payment” within the meaning of section 280G of the Code. A “parachute payment” occurs when an employee receives payments contingent upon a change in control that exceed an amount equal to three times his or her “base amount.” The term “base amount” generally means the average annual compensation paid to such employee during the five calendar years preceding the calendar year in which the change in control occurs. An “excess parachute payment” is the excess of all parachute payments made to the employee on account of a change in control over the employee’s base amount. If any amount received by an employee is characterized as an excess parachute payment, the employee is subject to a 20% excise tax on the amount of the excess, and Patterson-UTI is denied a tax deduction with respect to such excess.

Withholding.    Awards under the 2021 Plan may be subject to tax withholding. Where an award results in income subject to withholding, Patterson-UTI may require the participant to remit the withholding amount to Patterson-UTI or cause shares of Common Stock to be withheld or sold in order to satisfy the tax withholding obligations.

Section 409A.    Section 409A of the Code generally provides that any deferred compensation arrangement must satisfy specific requirements, both in operation and in form, regarding (i) the timing of payment, (ii) the election of deferrals and (iii) restrictions on the acceleration of payment. Failure to comply with section 409A may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% tax on the participant of the deferred amounts included in the participant’s income. Patterson-UTI intends to structure awards under the 2021 Plan in a manner that is designed to be exempt from or comply with section 409A, but does not guarantee such treatment.

New Plan Benefits

Any future awards granted to employees, consultants, advisors and non-employee directors under the 2021 Plan are subject to the discretion of the Compensation Committee or the Board, as applicable, and therefore, are not determinable at this time. The Grants of Plan-Based Awards table on page 34 below sets forth information with respect to prior awards granted to our named executive officers under the 2014 Plan during 2020. As of April 6, 2021, no awards have been granted that are contingent on the approval of the 2021 Plan; however, the Company expects to grant 2021 equity awards in our normal grant cycle under the 2021 Plan which will only be settled in Common Stock if the shareholders approve the 2021 Plan. If the shareholders do not approve the 2021 Plan, these awards will instead be settled in cash. Although the total number of shares of Common Stock subject to such awards will be determined as of the date of grant, it is expected that, subject to adjustments that may be based on market factors and peer group comparisons, the value of such awards at the grant date will be generally within the range of the values for the equity awards that were made in April 2019 and 2020, as described in detail in the Compensation Discussion and Analysis on page 20 and in the Grants of Plan-Based Awards Table on page 34, except that consistent with years prior to 2020, Mr. Hendricks will not receive any phantom units.

In addition, our non-employee directors are expected to receive annual grants on January 1 of each year consistent with the equity grants described below under “Director Compensation”.  Because future awards are at the discretion of the Compensation Committee and the Board, the number of shares subject to future awards could increase or decrease and the type and terms of future awards could change as well, all without the need for future stockholder approval.  If the 2021 Plan is approved, Patterson-UTI intends to thereafter register the additional shares authorized for grant under the 2021 Plan on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission.

The Board of Directors recommends a vote “FOR” the approval of the 2021 Plan.    Approval of the proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote on the proposal. Unless you give contrary instructions in your proxy, your properly submitted proxy will be voted “FOR” approval of the proposal. Abstentions will be counted as shares entitled to vote on the proposal and will have the same effect as a vote “AGAINST” the proposal. A broker non-vote will be counted for purposes of establishing a quorum, but will not be treated as a share entitled to vote on the proposal. Accordingly, broker non-votes will have no effect on the outcome of the proposal.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the financial statements and internal control over financial reporting of Patterson-UTI for the fiscal year ending December 31, 2021, and directed that such engagement be submitted to the stockholders of Patterson-UTI for ratification. In recommending ratification by the stockholders of such engagement, the Board of Directors is acting upon the recommendation of the Audit Committee, which has satisfied itself as to PricewaterhouseCoopers LLP’s independence, professional competence and standing. Although ratification by stockholders of the engagement of PricewaterhouseCoopers LLP is not required by Delaware corporate law or Patterson-UTI’s restated certificate of incorporation or bylaws, the Audit Committee believes a decision of this nature should be made with the consideration of Patterson-UTI’s stockholders. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of Patterson-UTI and its stockholders.

It is expected that one or more representatives of PricewaterhouseCoopers LLP will be available to participate in the Meeting and will be given the opportunity to make a statement if they so desire. It also is expected that the representative(s) will be available to respond to appropriate questions from the stockholders.

The Board of Directors recommends a vote “FOR” the ratification of PricewaterhouseCoopers LLP as Patterson-UTI’s independent registered public accounting firm.    Ratification of the selection of PricewaterhouseCoopers LLP requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on, and voted “FOR” or “AGAINST,” the proposal. Unless you give contrary instructions in your proxy, your properly submitted proxy will be voted “FOR” such ratification. Abstentions will not be counted as votes cast “FOR” or “AGAINST” the proposal and will have no effect on the outcome of the proposal. Because the ratification of an independent registered public accounting firm is considered a routine matter, if you do not give instructions to your brokerage firm, bank, broker-dealer, or other similar organization, the brokerage firm, bank, broker-dealer, or other similar organization will nevertheless be entitled to vote your shares in its discretion and may give or authorize the giving of a proxy to vote the shares in its discretion on this proposal.

PROPOSAL NO. 4

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, the Board of Directors is asking stockholders to approve a non-binding, advisory resolution on the compensation of Patterson-UTI’s executive officers who are named in the Summary Compensation Table appearing in this proxy statement (the “Named Executive Officers”). The compensation of the Named Executive Officers is described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement.

For a discussion of our stockholder engagement and board responsiveness to stockholders, please see “Compensation Discussion and Analysis— Aligning Compensation Programs with Stockholder Interests.”

The compensation program for the Named Executive Officers is designed to attract and retain highly qualified individuals and to motivate and reward them for performance that benefits Patterson-UTI and its stockholders. The Compensation Committee and the Board of Directors believe that the policies and procedures detailed in the “Compensation Discussion and Analysis” achieve these goals by, among other things:

•

providing a mix of short-term compensation in the form of base salary and annual cash incentive bonuses and long-term compensation in the form of restricted stock units, performance units, and, in some years, restricted stock, stock options and phantom units, which strikes a balance between offering competitive compensation packages and aligning compensation with long-term growth and creating value for stockholders;

•	emphasizing variable equity and cash compensation to link realized compensation to performance;
•	reviewing annual base salaries, in part, based on Patterson-UTI’s financial results and position and performance compared to similarly situated companies;
•	providing performance-based annual cash incentive bonuses designed to put a meaningful portion of total compensation at risk;
•	awarding long-term equity incentives whose value is tied to the achievement of certain performance goals and/or an increase in the price of the Common Stock;
•	awarding long-term equity incentives that generally vest over periods of three years; and
•	maintaining stock ownership requirements.

The Board of Directors is asking stockholders to approve the following non-binding, advisory resolution at the Meeting:

“RESOLVED, that the stockholders of Patterson-UTI Energy, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and other narrative discussion in the Proxy Statement for the 2021 Annual Meeting of Stockholders of the Company.”

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value the views of Patterson-UTI’s stockholders and will review and consider the voting results when (i) evaluating the effectiveness of Patterson-UTI’s compensation policies and practices and (ii) making future compensation decisions for the Named Executive Officers.

The Board of Directors recommends a vote “FOR” the approval of the advisory resolution on executive compensation.  Approval of the advisory resolution requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on, and voted “FOR” or “AGAINST,” the proposal. Unless you give contrary instructions in your proxy, your properly submitted proxy will be voted “FOR” such approval. Abstentions will not be counted as votes cast “FOR” or “AGAINST” the proposal and will have no effect on the outcome of the proposal. A broker non-vote will be counted for purposes of establishing a quorum, but will not be treated as a vote cast “FOR” or “AGAINST” the proposal and will have no effect on the outcome of the proposal.

EXECUTIVE OFFICERS

Set forth below is the name, age and position followed by a brief description of the business experience during at least the past five years for each executive officer of Patterson-UTI who is not also a nominee for election to the Board of Directors.

Name	Age	Position
C. Andrew Smith	50	Executive Vice President and Chief Financial Officer
Kenneth N. Berns	61	Executive Vice President and Chief Commercial Officer
Seth D. Wexler	49	Senior Vice President, General Counsel and Secretary
James M. Holcomb	58	President — Patterson-UTI Drilling Company LLC

C. Andrew Smith — Mr. Smith has served as Executive Vice President and Chief Financial Officer of Patterson-UTI since September 2017. From April 2014 until September 2017, Mr. Smith served as Executive Vice President and Chief Financial Officer of Kirby Corporation, a marine transportation and diesel engine services company. From January 2014 to April 2014, Mr. Smith served as Executive Vice President – Finance of Kirby Corporation. Prior to joining Kirby Corporation, Mr. Smith served as Senior Vice President and Chief Financial Officer of Benthic Geotech and was previously Chief Financial Officer for both Global Industries, LTD and NATCO Group. Mr. Smith holds a degree in business administration from the University of Houston.

Kenneth N. Berns — Mr. Berns has served as Executive Vice President and Chief Commercial Officer of Patterson-UTI since May 2017. Mr. Berns served as a director of Patterson-UTI from May 2001 to June 2017 and as Senior Vice President of Patterson-UTI from April 2003 to May 2017. Mr. Berns served as a director of UTI from 1995 to May 2001. Mr. Berns has been an executive with REMY Investors since 1994. Mr. Berns holds a Bachelor’s Degree in Business Administration from San Diego State University and a Master’s Degree in Taxation from Golden Gate University.

Seth D. Wexler — Mr. Wexler has served as Senior Vice President, General Counsel and Secretary of Patterson-UTI since February 2017. Mr. Wexler served as General Counsel and Secretary of Patterson-UTI from August 2009 to February 2017. From March 1998 to August 2009, he specialized in securities law and mergers and acquisitions for the law firm of Norton Rose Fulbright US LLP, including as a partner of such law firm since January 2007. Mr. Wexler holds a Bachelor of Business Administration in Finance from the University of Texas at Austin, a Juris Doctorate from the University of Houston Law Center and a Masters of Business Administration from the University of Houston.

James M. Holcomb — Mr. Holcomb has served as President of Patterson-UTI Drilling Company LLC since January 2012. Mr. Holcomb came to Patterson-UTI in February 1998 with the acquisition of Robertson Onshore Drilling Company and since that time has served in numerous operational management roles, including as Senior Vice President of Operations of Patterson-UTI Drilling Company LLC from April 2006 to January 2012. Mr. Holcomb has over 30 years of experience in contract drilling operations. Mr. Holcomb holds a Bachelor of Science Degree in Business Management from LeTourneau University.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) sets forth the principal compensation policies and programs of Patterson-UTI for our Named Executive Officers (“NEOs”).

Named Executive Officer	Title
William Andrew Hendricks, Jr.	Chief Executive Officer and President
C. Andrew Smith	Executive Vice President and Chief Financial Officer
Kenneth N. Berns	Executive Vice President and Chief Commercial Officer
Seth D. Wexler	Senior Vice President, General Counsel and Secretary
James M. Holcomb	President — Patterson-UTI Drilling Company LLC

Aligning Compensation Programs with Stockholder Interests

Strong Stockholder Support for Say-on-Pay

We received 96% stockholder support for our Say-on-Pay proposal at both our 2019 and 2020 Annual General Meetings of Stockholders. The Compensation Committee strongly values the opinions of our stockholders as expressed in the Say-on-Pay vote and believes that our 2019 and 2020 support levels demonstrate a strong alignment of our compensation program with our stockholders’ interests.

Although no specific changes were made to our compensation programs as a result of the 2020 Say-on-Pay vote, the Compensation Committee will continue to consider the results of our future Say-on-Pay votes when making future compensation decisions for our NEOs.

In line with our commitment to ongoing stockholder engagement, we arranged engagement meetings with several stockholders during 2020.  Our Chairman led each of these calls with stockholders, and he listened to areas of stockholder concern, communicated our compensation philosophy and the decision-making process with respect to our compensation programs, and requested feedback regarding possible changes to our compensation program.

Significant Reduction in Executive Compensation for 2020

The falling oil demand in light of the COVID-19 pandemic and the failure of OPEC and Russia to reach agreement on production reductions had a significantly negative impact on the price of crude oil and Patterson-UTI’s stock price in early 2020.  During the first quarter of 2020, the price of crude oil declined more than 60% and Patterson-UTI’s stock price declined more than 75%.  Oil and gas activity in the markets in which we operate rapidly declined at the end of the first quarter of 2020, and we expected that Patterson-UTI’s activity level would be significantly reduced compared to 2019.  Accordingly, we took decisive action to set 2020 executive compensation at a significantly reduced level relative to 2019 to achieve better alignment with expected financial results and near-term stockholder returns.  We:

•

Reduced the 2020 annual cash bonus plan maximum payout to 50% of the 2019 target for Messrs. Hendricks, Smith and Berns and 60% of the 2019 target for Messrs. Wexler and Holcomb (which, as discussed below, reduced the aggregate annual cash bonus plan payout to our NEOs by $3.2 million, or 66% less than it would have been without these caps);

•

Focused our 2020 annual cash bonus plan on the metrics listed below, which were our most important strategic priorities to respond to the significant COVID-19 pandemic- and oil price-related market challenges:

o	Adjusted EBITDA that would result in company-wide positive operating cash flow,
o	Health, Safety and Environmental performance,
o	Operating cash flow from our drilling business, and
o	Capital Expenditure reduction;
•

Reduced 2020 long-term incentive (LTI) awards by approximately 75% when compared to 2019 target LTI value in recognition of the significant decline in our stock price and to help mitigate shareholder dilution; and

•	Required total shareholder return performance that was equal to or greater than the S&P 500 Index to receive any payout under the 2020 performance units.

The changes to our bonus program and LTI program significantly reduced reported 2020 compensation compared to previous years, as shown in the chart below:

Good Governance and Compensation Practices Aligned with Stockholders

We are mindful of the positive impact that strong corporate governance can have on maintaining an executive compensation program that is aligned with the interest of our stockholders. In designing the current executive compensation program, we sought to incorporate best practices for compensation governance, including those summarized below.

What We Do	What We Don’t Do

☑  Disclose specific metrics that make up our cash bonus program

☑  50% or more of compensation in the form of long-term incentives

☑  More than 50% of long-term incentives (by target value) are performance-based

☑  Variable compensation based upon absolute performance and performance versus peers and broader market index

☑  Claw-back provisions that apply to our all of our executive officers

☑  Share ownership requirements for our executive officers and directors

☑  Anti-pledging policy for our executive officers and directors

☑  Anti-hedging policy for our executive officers and directors

☑  Engage independent compensation consultant and solicit feedback from stockholders

☑  Hold an annual Say-on-Pay vote

☒  No re-pricing of options

☒  No single trigger change-of-control severance arrangements

☒  No dividends or dividend equivalents on unearned performance units

☒  No new agreements with tax gross-ups and none entered into in more than ten years

☒  No material perquisites to NEOs that are not widely available to our other employees

☒  No new single trigger change-of-control equity-based grants for our executive officers

What Guides Our Program

Our overriding philosophy for the compensation of our key executives is to link their compensation with Patterson-UTI’s operational and market performance and to establish incentives that reward them for their achievement of both short-term tactical and long-term strategic objectives. In doing so, we seek to offer competitive compensation designed to attract and retain highly qualified individuals and to motivate and reward our executives in achieving Patterson-UTI’s goals. Specifically, the 2020 program was designed to reinforce the following goals:

Patterson-UTI Goals	How Goal Was Reinforced in Our 2020 Compensation Program
Provide quality services for our customers in a safe and efficient manner

•   Our 2020 annual cash bonus incentive plan included “Health, Safety and Environmental” performance as a distinct metric, and the proportion of the annual cash bonus incentive plan attributable to this metric was increased from 10% to 20%

•   Our financial performance metrics required quality operational performance

Generate strong financial performance and returns for our stockholders

•   The majority of executive compensation was delivered in the form of variable, at-risk compensation (as referenced in the charts below)

•   The majority of the payout under our 2020 annual cash bonus incentive plan was based on financial performance metrics (80%)

•   Our 2020 annual cash bonus incentive plan rewarded executives for cash flow generation through the use of Adjusted EBITDA, Capital Expenditure Reduction and Contract Drilling Operating Cash Flow as performance metrics

•   Our long-term incentive plan incentivizes the creation of stockholder value on both an absolute and relative basis through the grant of equity compensation and the use of absolute and relative total stockholder return (TSR) performance goals under our performance units

Attract and retain highly qualified individuals, with a strong emphasis on teams working together to capitalize on opportunities and solve problems

•   We benchmarked our executive pay programs against broader oilfield services companies and oil and gas exploration and production companies

•   We did not target a specific market percentile for executive compensation.  Instead, executive compensation was set based on a holistic review of several factors, including market pay levels, individual performance and qualifications, and executive tenure

•   Our annual and long-term incentive programs generally reward company-wide results rather than performance against individual objectives

•   The majority of our executives’ compensation was delivered in the form of long-term incentives that vest over a multi-year period to aid in retention of executives

Significantly reduce executive compensation to align with stockholders in light of challenging industry conditions

•   We reduced the 2020 annual cash bonus plan payout by limiting the maximum payout to 50% of the 2019 target bonus amount for Messrs. Hendricks, Smith and Berns and 60% of the 2019 target bonus amount for Messrs. Wexler and Holcomb

•   We reduced the LTI awards granted in 2020 by approximately 75% relative to 2019 target LTI value, reflecting the deep decline in our stock price that followed the onset of the COVID-19 pandemic that was temporary and not an appropriate benchmark for setting equity compensation values for 2020

For 2020, target total direct compensation for our NEOs was most heavily weighted toward long-term incentives, with at least 50% of such long-term incentive compensation including performance-based vesting criteria, as shown below. Our NEOs’ percentage of pay mix attributable to base salary was higher in 2020 due to the 75% reduction in LTI awards, as discussed above.

2020 TARGET TOTAL DIRECT COMPENSATION

Process for Determination of Executive Compensation

Role of the Compensation Committee and Management

The Board of Directors has delegated the management of Patterson-UTI’s executive compensation program to the Compensation Committee. The Compensation Committee meets on a regular basis to consider compensation matters and to review how Patterson-UTI’s plans and policies work in practice. Each of the Compensation Committee’s current members is an independent director as defined by the Nasdaq listing standards.

Compensation determinations, including equity award grants, have been approved through a process that solicits input from management through our CEO, as well as from outside compensation consultants retained by the Compensation Committee. In addition to the recommendations of management and consultants, the Compensation Committee considers feedback from Patterson-UTI’s stockholders, guidelines of proxy advisory firms, reported trends in compensation, internal budgets, historical data for the Company and its peers, strategic planning updates and other information that it considers relevant.

Our CEO provides the Compensation Committee with reviews of the performance of other executive officers and senior managers, including the other NEOs. The Compensation Committee also engages our CEO in an annual dialogue with our Committee Chairman and the Chairman of the Board on our compensation program and seeks their input on and review of proposals for long-term incentive grants. This process results in a recommendation that is then considered by our Compensation Committee as a whole. The Compensation Committee meets in executive session without our CEO present, and our CEO is not involved in decisions relating to his compensation.

Independent, Outside Compensation Consultants

Our Compensation Committee regularly utilizes outside compensation consultants to help assess and design our executive compensation program. These consultants are paid on either a basic, fixed-fee structure plus expenses or an hourly rate structure plus expenses. These outside consultants provide data and advice on historical compensation and stockholder returns, market trends and peer compensation practices. The Compensation Committee has retained Frederick W. Cook & Co., Inc. (“FW Cook”) as its consultant and advisor for executive compensation matters since 2018.  The Compensation Committee engaged FW Cook in 2018 to assist in responsiveness to stockholder concerns, including engagement efforts with stockholders and formulating revisions to the Company’s executive compensation practices.

Our Compensation Committee regularly reviews the services provided by its outside consultants and has determined that the engagement of FW Cook does not raise any conflicts of interest. The Compensation Committee receives a confirmation certification of independence from its consultants annually.

In 2020, FW Cook provided the Compensation Committee with information on the compensation practices of our peer group and other oilfield service companies and on the reasonableness of our program as compared to the compensation practices of our peer group. In so doing, FW Cook provided the Compensation Committee with information on each element of total direct compensation for our executive officers as well as a comparison of each such element of compensation against our peers and the broader oilfield services market and oil and gas exploration and production market. FW Cook also provided the Compensation Committee with information on the cost and potential dilution to our stockholders of our equity-based incentives and compared our equity usage to that of our peer group.

Peer Group

The Company’s 2020 peer group consisted of the following 20 companies within the oilfield services industry and oil and gas exploration and production industry. When developing this peer group, the Compensation Committee considered the Company’s positioning versus peers on key metrics (Revenue, EBITDA, Total Assets, Market Capitalization, and Total Enterprise Value), the robustness of the peer group, and the business characteristics of each peer. Due to industry consolidation, the Compensation Committee elected to add five oil and gas exploration and production companies to the peer group to provide a more robust group for pay comparisons, while maintaining an emphasis on oilfield services companies.

2020 Peer Group
Archrock ChampionX* Cimarex Energy Diamond Offshore Drilling EQT Helmerich & Payne Liberty Oilfield Services	Nabors National Oilwell Varco NexTier Oilfield Solutions Noble Corporation Oceaneering International Oil States International PDC Energy	Precision Drilling Range Resources TechnipFMC Transocean Valaris WPX Energy

* Apergy merged with ChampionX after the 2020 peer group was established.

This peer group was used by the Company and the Compensation Committee to benchmark executive pay levels and will be used to measure relative TSR performance for purposes of determining achievement under the Company’s performance units.

Components of 2020 Compensation

Base Salary

The table below outlines the base salaries for our executives. In 2020, we held base salaries flat for all of our NEOs.

2020 ANNUAL SALARIES

William Andrew Hendricks, Jr.	$1,000,000
C. Andrew Smith	$450,000
Kenneth N. Berns	$450,000
Seth D. Wexler	$475,000
James M. Holcomb	$465,000

Annual Incentive Compensation

In 2020, the Compensation Committee adopted an annual cash bonus program that relied upon multiple, pre-established objectives for determining bonus compensation. The bonus plan set a target opportunity for each executive’s annual cash bonus as a percent of salary, with payout contingent upon meeting Patterson-UTI’s financial goals and other key performance indicators (KPIs). The Compensation Committee considered the average range of performance and payouts, and the Compensation Committee believed – based on advice from its compensation consultant – that Patterson-UTI’s range was consistent with typical, general industry practice and consistent with expectations that industry activity levels would be significantly reduced compared to 2019.

The 2020 bonus metrics, along with the definition of each metric and the corresponding rationale for including the metric, are provided in the table below.

2020 ANNUAL CASH INCENTIVE METRICS
Metric (Weighting)	Description	Rationale
Adjusted EBITDA (30%)

Adjusted EBITDA is defined as net income (loss) plus net interest expense, income tax expense (benefit) and depreciation, depletion, amortization and impairment expense (including impairment of goodwill), excluding, for the purposes of the annual cash bonus program, any restructuring charges.

Targeted Adjusted EBITDA for 2020 was set at $135 million, which was significantly lower than actual Adjusted EBITDA for 2019. We believe that the 2020 goal was rigorous despite being set below our 2019 actual results because of the significant impact of COVID-19 pandemic- and oil price-related market challenges, which were beyond the Company’s control.

We used Adjusted EBITDA because we believe that this metric establishes a clear and consistent link between bonus compensation and our company’s financial performance.  Additionally, Adjusted EBITDA is a significant consideration used by analysts in evaluating the Company and is therefore, we believe, a key driver of the Company’s stock price.

The Adjusted EBITDA target was also set at a level that, when combined with our targets for capital expenditure reductions, would provide for positive operating cash flow.

Health, Safety and Environmental (20%)

Holistic evaluation of factors including improvement in safety incident rates, environmental incidents, audits and training.

The Compensation Committee further believes that applying a holistic view to this factor is appropriate in that it allows for an assessment of overall health, safety, and environmental performance versus targeting a single objective target that may or may not reflect the Company’s overall safety results.

The Compensation Committee views attention to health, safety, and environmental factors as a component of the Company’s risk management and critical to the well-being of the Company’s employees, other personnel and the communities in which we work.

Capital Expenditure Reduction (35%)

Reducing overall capital expenditures by 60% relative to 2019 levels (as adjusted for any Board-approved increase in capital expenditures).

Cash capital expenditures in 2019 were $348 million. We believe that the 2020 goal was rigorous, as it required reducing capital expenditures to their lowest levels since 2016, when Patterson-UTI was a smaller organization.

We set a capital expenditure reduction goal in light of the significant COVID-19 pandemic- and oil price-related market challenges in early 2020 and expectations for the remainder of the year. Reducing capital expenditures furthered our goal for 2020 of preserving cash, improving shareholder returns and protecting our financial position.

Contract Drilling Operating Cash Flow (15%)

Generating $100 million of targeted operating cash flow in our contract drilling business, which would support an overall positive operating cash flow result for the Company in 2020. Operating cash flow is defined as Adjusted EBITDA, excluding, for the purposes of the annual cash bonus program, any restructuring charges, less cash capital expenditures (as adjusted for any Board-approved increase in capital expenditures).

Targeted contract drilling operating cash flow was significantly lower than contract drilling operating cash flow for 2019. We believe that the 2020 goal was rigorous despite being set below our 2019 actual results because of the significant impact of COVID-19 pandemic- and oil price-related market challenges, which were beyond the Company’s control.

Our focus on cash flow generation in our largest business during 2020 furthered our goal of having a business model that is self-sustaining, can weather the ebbs and flows of the commodity and business cycle (including the significant COVID-19 pandemic- and oil price-related market challenges in early 2020), and allows for return of capital to stockholders.

For Mr. Holcomb’s annual cash bonus opportunity, the metrics and allocations were Health, Safety and Environmental for the contract drilling business (20%), Capital Expenditure Reduction of 50% for the contract drilling business (40%), and Contract Drilling Operating Cash Flow (40%). Mr. Holcomb’s metrics were specifically tailored to the contract drilling business in order to focus on the portion of our business on which he has the most impact.

The overall annual cash bonus plan for 2020 was subject to the requirement that for each metric, a minimum threshold level of performance for such metric was achieved for the year. Once the relevant minimum requirement was met, the annual cash bonus opportunity attributable to each metric was calculated based on a measurement of actual performance, with a 50% payout for threshold achievement, 100% payout for target achievement and 200% maximum payout for maximum achievement, with linear interpolation being used to calculate payout for performance between achievement levels; provided, that threshold, target and maximum achievement levels and actual performance for the Health, Safety and Environmental KPI were determined based on a holistic evaluation of multiple factors described in footnote 2 of the “2020 Annual Incentive Metrics and Percentage Payout Calculations” table below, with the final determination of actual achievement of this KPI subject to the discretion of the Compensation Committee.

In light of challenging industry conditions and meaningfully lower year-over-year KPI targets, the maximum payout opportunity under the bonus program was adjusted to 50% of target for Messrs. Hendricks, Smith and Berns and 60% of target for Messrs. Wexler and Holcomb. As a result of the cap, the actual cash bonus payouts were significantly reduced despite performance well above target achievement levels for all of the NEOs.

The achievement levels under the annual cash bonus plan for our NEOs were calculated as follows:

Metrics (1)	Threshold	Target	Maximum	Actual	Metric Achievement Percentage	Metric Weighting	Achievement Percentage
Adjusted EBITDA	$101 million	$135 million	$167 million	$222 million	200%	30%	60%
Health, Safety and Environmental	(2)				150%	20%	30%
Capital Expenditure Reduction	45%	60%	75%	60%	100%	35%	35%
Contract Drilling Operating Cash Flow	$75 million	$100 million	$125 million	$188 million	200%	15%	30%
Total						100%	155%

(1)

As discussed in “2020 Annual Cash Incentive Metrics,” actual performance on the financial metrics was calculated excluding the impact of restructuring charges and adjusting for any Board-approved increase in capital expenditures.  Additionally, in determining actual performance for the Adjusted EBITDA metric, the Committee excluded the impact of a $9.2 million charge to reduce the carrying value of a deposit for future sand purchases.  The Committee believed this adjustment was appropriate because the charge related to a legacy sand deposit that was required at a time when sand was in short supply. Given the change in the market for sand in 2020, the deposit was adjusted due to an increase in market supply of sand and a reduction in market sand pricing below the contractual deposit pricing.

(2)	The Committee determined that the NEOs met 150% achievement for this metric based on:
●	the overall total recordable incident rate decreasing for 2020 by 32% compared to 2019;
●	the 2020 drilling operations continuing to have a total recordable incident rate below the land drilling industry average;
●	the reduction in the number of high potential incidents and near misses, and improvements in reporting;
●	the reduction in the number of incidents with an environmental impact;
●	the improved operational audit and follow-up process; and
●	the improvement in training, including the development of new training and training of more people.

As discussed above, for Mr. Holcomb’s bonus opportunity, the metrics and allocations were Health, Safety and Environmental for the contract drilling business (20%), Capital Expenditure Reduction for the contract drilling business (40%), and Contract Drilling Operating Cash Flow (40%). The calculated payouts for Mr. Holcomb for the two metrics unique to him were determined based on the achievement in 2020 of: (i) the Committee’s assessment of 175% achievement for the drilling segment on the Health, Safety and Environmental KPI; and (ii) drilling segment capital expenditure reduction of 49%, compared to a targeted reduction of 50% for this segment, resulting in 97% achievement. As a result, Mr. Holcomb’s payout under his bonus program was based on the achievement in 2020 of 153% of target.

The pre-cap achievement percentage under the relevant bonus programs was applied to each executive’s bonus target as follows to determine their pre-cap bonus calculation, which was then reduced by the application of a cap to determine actual 2020 cash bonus payments:

2020 ANNUAL INCENTIVE CASH BONUS
NEO	Bonus Target	Pre-Cap Bonus Multiplier (as a % of Target)	Pre-Cap Bonus Calculation	Post-Cap Actual Bonus Amount	Percentage Reduction Due To Cap
William Andrew Hendricks, Jr.	$1,250,000	155%	$1,933,303	$625,000	68%
C. Andrew Smith	$562,500	155%	$869,987	$281,250	68%
Kenneth N. Berns	$562,500	155%	$869,987	$281,250	68%
Seth D. Wexler	$380,000	155%	$587,724	$228,000	61%
James M. Holcomb	$372,000	153%	$568,027	$223,200	61%

Long-Term Incentive Compensation

We have historically delivered the majority of total NEO compensation in the form of equity-based awards. This emphasis on equity-based compensation was intended to enhance alignment between our executives and our stockholders. We plan to retain this emphasis going forward, and we believe that by tying a large portion of compensation to equity we ensure that our NEOs can only fully realize the potential value of their compensation if our stockholders also benefit. As described below, all of the long-term incentive awards granted in 2020 vest over a three-year period.

Due to the Company’s depressed stock price at the time of the 2020 long-term incentive grants and the limitations on annual share award issuances under the Company’s Amended and Restated 2014 Long-Term Incentive Plan, as amended (the “2014 Plan”), the Compensation Committee was not able to provide its desired total 2020 target long-term incentive opportunity to Mr. Hendricks solely in the form of share-based awards.  Accordingly, separate from the 2014 Plan, the Compensation Committee approved a grant of long-term, performance-based, cash settled phantom units for Mr. Hendricks in lieu of a portion of the share-based awards that the Compensation Committee would have customarily issued to Mr. Hendricks, but was unable to issue, due to these limitations.

The phantom units are subject to the same terms as the 2020 performance units granted to our NEOs; however, each phantom unit that becomes earned and vested at the end of the performance period will be settled in a cash payment equal to the average of the closing price of a share of stock for the 20 trading days preceding the last day of the performance period. The Compensation Committee does not expect to grant phantom units in future years.

2020 Long- Term Incentive Award Type	2020 Design	Alignment with Philosophy
Restricted Stock Units (49% of LTI Mix)	• Time-vested units that are settled in shares of stock • 1/3 of each award vests annually over a three-year period	• Value dependent upon stock price performance • Enhances retention of executive talent • Encourages long-term share ownership
Performance Units (51% of LTI Mix)(1)

•   Performance-vested units that are settled in shares of stock

•   Number of units earned depends upon stock price performance relative to our peers over a full three-year period

•   No shares are earned for performance below the 25th percentile

•   No shares are earned if TSR is not equal to or greater than the total return of the S&P 500 Index during the performance period (this was a new feature specific for 2020)

•   Target shares are not earned unless performance is at the 55th percentile

•   Maximum shares are not earned unless performance is at the 75th percentile or above

•   Capped payout at “target” amount if absolute TSR during the performance period is not positive

•   Performance-contingent

•   Number of shares dependent upon performance relative to peers, relative to the S&P 500 Index and absolute performance

•   Value of shares dependent upon stock price

•   Three-year performance period provides for a retention incentive

Performance Based Phantom Units

•   Performance-vested units that are settled in cash based on the same performance conditions and performance period as the 2020 performance units:

•   Payout earned depends upon stock price performance relative to our peers over a full three-year period

•   No payout earned for performance below the 25th percentile

•   No payout earned if TSR is not equal to or greater than the total return of the S&P 500 Index during the performance period

•   Target payout is not earned unless performance is at the 55th percentile

•   Maximum payout is not earned unless performance is at the 75th percentile or above

•   Capped payout at “target” amount if absolute TSR during the performance period is not positive

•   Issued only to Mr. Hendricks in 2020 due to depressed stock price and related limitations on annual share award issuances under the 2014 Plan, which resulted in issuance of these awards in lieu of a portion of share-based awards

•   Compensation Committee does not expect to grant phantom units in future years

•   Performance-contingent

•   Payout contingent upon performance relative to peers, relative to the S&P 500 Index and absolute performance

•   Value of payout dependent upon stock price

•   Three-year performance period provides for a retention incentive

(1)	For Mr. Hendricks, 51% of the target LTI mix in 2020 was achieved through a combination of Performance Units and Performance Based Phantom Units.

2020 Long-Term Incentive Grants

Due to challenging industry conditions and the meaningful decline in stock price between the beginning of 2020 and the 2020 LTI grant date, the Compensation Committee elected to use a $8 notional stock price to determine the LTI grants for the executives. The $8 stock price was chosen as it approximated our recent average stock price prior to the COVID-related decline in stock prices.  The use of an $8 notional stock price resulted in 2020 award levels that were approximately 75.6% lower than 2019 targets for the executives.  The $8 notional value also provided the executives with the same potential long-term value as the 2019 grants assuming a recovery in the Company’s stock price, and the Company achieving the targeted performance goals.

Long-Term Incentive Grants
NEO	2019 Target	2020 Award (1)	% Change
William Andrew Hendricks, Jr.	$5,750,000	$1,400,000	-75.6%
C. Andrew Smith	$1,700,000	$415,000	-75.6%
Kenneth N. Berns	$2,150,000	$525,000	-75.6%
Seth D. Wexler	$1,200,000	$293,000	-75.6%
James M. Holcomb	$1,200,000	$293,000	-75.6%
(1)	Based on our stock price on April 7, 2020, when the Compensation Committee established 2020 award levels.

Payout in 2020 of 2017 Performance Unit Awards

For the three-year performance period that ended on April 30, 2020, Patterson-UTI’s total stockholder return, or TSR, was -52.9%. This performance was at the 70th percentile relative to our peers. Based on this performance, the 2017 performance units paid out at 179% of the target level.  Despite this payout level, the actual value of shares issued on settlement of the performance units was less than 20% of the grant date fair value as a result of our stock price performance.

2017 Performance Unit Awards
(Performance Period Ended in 2020)
	Units Granted			Units Earned
	#	Grant Date Fair Value / Share	Grant Value	#	Share Price at Vesting	Value at Vesting
William Andrew Hendricks, Jr.	83,372	$31.04	$2,587,867	149,002	$3.35	$499,157
C. Andrew Smith	—	$—	$—	—	$—	$—
Kenneth N. Berns	36,128	$31.04	$1,121,413	64,568	$3.35	$216,303
Seth D. Wexler	—	$—	$—	—	$—	$—
James M. Holcomb	—	$—	$—	—	$—	$—

TSR calculations for Patterson-UTI and our peers were measured based on the change in the value of the relevant stock from the first trading day of the performance period to the last trading day of the performance period, in each case measured using the average closing price of the relevant stock for the 20 trading day period ending on such trading day, with dividends reinvested.

All performance units issued since 2019 provide for a capped payout at the “target” amount if absolute TSR during the performance period is negative.

Retirement Plans

Patterson-UTI offers a 401(k) plan to its employees, including its NEOs. Participants may contribute a portion of their base salary to the 401(k) plan, subject to federal limits. Patterson-UTI makes matching contributions up to four percent of each participant’s eligible base salary. Our NEOs are eligible to participate in the 401(k) plan on the same basis as other employees. Patterson-UTI does not have any other retirement plan. The Committee believes that benefits to executives should generally be aligned with those provided for other employees, and thus we generally do not provide retirement plans beyond a 401(k) plan for our executives.

Other Executive Compensation Matters

Share Ownership Guidelines and Stock Holding Requirements

We have had significant share ownership requirements in place for more than 15 years.  Our share ownership guidelines are applicable to all Section 16 officers and directors of Patterson-UTI. We believe share ownership requirements are an important tool to ensure that officers and directors stay invested in Patterson-UTI and aligned with the interests of our stockholders.

Each Section 16 officer or non-executive Director has five years from the date of appointment or election to their position to satisfy the ownership guidelines.

Share Ownership Guidelines
President and Chief Executive Officer	Number of shares equal to 5 times base salary
Other Section 16 Officers	Number of shares equal to 2 times base salary
Outside Directors	Number of shares equal to 5 times annual base cash retainer

Each Section 16 officer and director is required to maintain ownership of the net after-tax shares of Common Stock pursuant to any equity-based awards received from Patterson-UTI, unless such person has met his or her individual ownership requirement.

Each person subject to this policy was in compliance with these guidelines as of the date of this proxy statement.

Clawback Policy

As provided for in Patterson-UTI’s Corporate Governance Guidelines and set forth in written agreements with its executive officers, Patterson-UTI has implemented a clawback policy that allows for the recovery of bonus, severance or incentive based compensation from an executive officer in the event the Board of Directors learns that any misconduct by such executive officer contributed to Patterson-UTI having to restate all or a portion of its financial statements. The Board will take such action as it deems necessary to remedy the misconduct, prevent its recurrence, and if it deems appropriate based on the relevant facts and circumstances, take remedial action against such executive officer, which may include requiring the reimbursement of any bonus or incentive compensation awarded to such executive officer or effecting the cancellation of stock awards previously granted to such executive officer if: (i) the amount of the bonus, incentive compensation or stock award was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement, (ii) such executive officer engaged in intentional misconduct that caused or partially caused the need for the restatement, and (iii) the amount of the bonus, incentive compensation or stock award that would have been awarded to such executive officer had the financial results been properly reported would have been lower than the amount actually awarded.

In addition to a stand-alone policy, Patterson-UTI’s long-term incentive plans (including the 2014 Plan and the 2021 Plan, described above under Proposal No. 2) provide that if Patterson-UTI is required to prepare an accounting restatement due to the material noncompliance of Patterson-UTI, as a result of misconduct, with any financial reporting requirement under the securities laws, or if the participant is one of the persons subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the participant shall reimburse Patterson-UTI that amount of any payment in settlement of an award earned or accrued during the 12-month period following the first public issuance or filing with the SEC (whichever just occurred) of the financial document embodying such financial statement requirement.

Anti-Hedging Policy

Patterson-UTI has an anti-hedging policy for directors and executive officers. Our directors and executive officers and their respective spouses and minor children are prohibited from engaging in hedging or monetization transactions, including but not limited to prepaid variable forward contracts, equity swaps, collars, exchange funds, purchasing, selling or writing options or transacting in other third-party derivative securities that primarily involve or reference Patterson-UTI equity securities. This policy does not apply broadly to other employees.

Anti-Pledging Policy

Patterson-UTI has an anti-pledging policy. Our directors and executive officers may not engage in transactions in which Patterson-UTI securities are used as collateral for any loan, including, but not limited to, “margin loans” in a brokerage account.

Perquisites and Personal Benefits

The Compensation Committee believes that benefits to executives should generally be aligned with those provided for other employees. No Named Executive Officer received perquisites during 2020 totaling more than $10,000.

Evaluation of Compensation Risk

We have considered the potential risks associated with the design of our compensation programs for employees. With regard to our executive compensation program in particular, we do not believe that our program creates unreasonable risks for the following reasons:

•	The emphasis on long-term equity based awards and the required vesting periods help minimize the potential for excessive risk taking and actions aimed at short-term stock gains;
•	Our use of different types of equity grants helps offset these risks;
•	We have meaningful share ownership guidelines;
•	We maintain an anti-hedging policy;
•	We maintain a clawback policy that applies to all of our executive officers for both cash and equity incentives; and
•	Four of the NEOs have been with Patterson-UTI for more than nine years and have an established track record of focus on managing Patterson-UTI for long-term success.

Our Board has also considered in its risk assessment of our compensation program its view that our management is highly ethical and focused on creating true long-term value for stockholders and not focused on just short-term gains. The Board, primarily through its Compensation Committee and Audit Committee, monitors and considers risks associated with Patterson-UTI’s compensation plans on a regular basis.

Employment-Related Agreements and Other Matters

Change in Control, Severance and Employment Agreements

Change in Control Agreements and Tax Gross-Up Payments. Patterson-UTI entered into a change-in-control agreement with Mr. Berns in 2004 and employment agreements with Messrs. Wexler, Hendricks, Smith and Holcomb in 2016 and 2017 that contain change-in-control provisions, as further described in “Employment-Related Agreements” below. Patterson-UTI believes that such agreements may under certain circumstances protect Patterson-UTI’s interest by discouraging the NEOs from leaving employment out of concern for the security of their jobs or from otherwise being unable to concentrate on their work. We believe that the change in control agreements may also help Patterson-UTI attract and retain new key employees by reducing the personal uncertainty and anxiety that arises from the possibility of a future business combination. Any future change in control or severance agreements will be approved subject to the circumstances existing at the time.

As was customary when the change in control agreement with Mr. Berns was entered into more than fifteen years ago, the change-in-control agreement provides Mr. Berns with a full gross-up payment for any excise taxes imposed on payments and benefits received under the change-in-control agreement or otherwise, including other taxes that may be imposed as a result of the gross-up payment. As indicated above, the Compensation Committee subsequently adopted a policy, more than five years ago, to no longer approve tax gross-ups in connection with compensation arrangements, and the employment agreements entered into with Mr. Hendricks in 2016 and Messrs. Wexler, Holcomb and Smith in 2017, which are described below, do not include a tax gross-up provision.

Severance Agreement. In order to address prior severance agreements between UTI Energy Corp. and Mr. Berns, Patterson-UTI has entered into a written letter agreement with Mr. Berns pursuant to which Patterson-UTI has agreed to pay Mr. Berns within ten days of the termination of his employment with Patterson-UTI for any reason (including voluntary termination by him), an amount in cash equal to his annual base salary at the time of such termination. Any payment made by Patterson-UTI pursuant to this letter agreement will reduce dollar for dollar any payment owed to Mr. Berns, if any, pursuant to the change-in-control agreement referenced above.

Employment Agreements. Patterson-UTI entered into an employment agreement with Mr. Hendricks in August 2016, with Messrs. Wexler and Holcomb in January 2017 and with Mr. Smith in September 2017. Each employment agreement generally has an initial three-year term, subject to automatic annual renewal thereafter. Each employment agreement provides for a specified base salary, subject to any increases that may be granted in the future. The employment agreement also provides for, among other things, severance payments and the continuation of certain benefits following termination by Patterson-UTI of the executive other than for cause, or termination by the executive for good reason (as defined in the employment agreement). As discussed above and in more detail below, the employment agreements contain change in control provisions.

We believe the change-in-control agreement, severance agreement and the employment agreements are important components of our overall executive compensation program. The employment agreements currently in effect set forth the manner by which the employment relationship may be extended or terminated, the compensation and benefits that we provide during the term of employment and the obligations each party has in the event of termination of the executive officer’s employment. We believe that severance protections, particularly in the context of a change-in-control transaction, play a critical role in attracting and retaining key executive officers. Providing this type of protection is common in the oilfield services industry. In addition, these benefits serve our interests by promoting a continuity of management and aligning management’s interests with those of our stockholders in the context of an actual or threatened change in control transaction.

Please see “Employment-Related Agreements” elsewhere in the proxy statement for further description of the change-in-control agreement, severance agreement and employment agreements.

Section 162(m) Considerations

We consider the impact of accounting and tax treatment when designing all aspects of compensation, but the primary driver of program design is the support of business objectives. In that regard, we review and consider the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which limits the tax deductibility by a corporation of compensation in excess of $1 million paid to each covered employee. Covered employees for this purpose generally include any individual who serves as chief executive officer, chief financial officer or one of the other three most highly compensated executive officers for that year, as well as any individual who was a covered employee for 2017 or any later calendar year. In addition, there is no longer any performance-based compensation exception to this limitation as was the case under prior law.  However, some outstanding awards may be eligible for transition rules in effect for binding contracts in effect on November 2, 2017, which should continue to allow these awards to maintain their exemption from the $1 million annual deduction limitation for so long as such grants are not materially modified. The Compensation Committee views the tax deductibility of executive compensation as one factor to be considered in the context of its overall compensation philosophy, but it retains discretion to pay compensation that is subject to the $1 million deductibility limit.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Terry H. Hunt, Chair

Tiffany (TJ) Thom Cepak

Michael W. Conlon

Curtis W. Huff

EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation for the fiscal year ended December 31, 2020 with respect to the principal executive officer, the principal financial officer and the other Named Executive Officers of Patterson-UTI:

Summary Compensation Table

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Non-equity Incentive plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
William Andrew Hendricks, Jr.	2020	1,000,000	—	2,086,115	(5)	625,000	11,400		3,722,515
President & Chief	2019	1,000,000	—	6,582,856		1,251,300	11,200		8,845,356
Executive Officer	2018	1,000,000	—	7,653,924		1,100,000	11,000		9,764,924
C. Andrew Smith	2020	450,000	—	399,656	(6)	281,250	11,400		1,142,306
Executive Vice President &	2019	450,000	200,000	1,946,742		563,100	11,200		3,171,042
Chief Financial Officer	2018	450,000	200,000	1,640,644		495,000	11,000		2,796,644
Kenneth N. Berns	2020	450,000	—	505,746	(7)	281,250	—		1,236,996
Executive Vice President &	2019	450,000	—	2,463,147		563,100	—		3,476,247
Chief Commercial Officer	2018	450,000	—	2,843,300		495,000	—		3,788,300
Seth D. Wexler	2020	475,000	—	282,046	(8)	228,000	11,400		996,446
Senior Vice President, General	2019	475,000	—	1,374,064		380,400	11,200		2,240,664
Counsel & Secretary	2018	464,164	—	1,475,340		334,400	11,000		2,284,904
James M. Holcomb	2020	465,000	—	282,046	(8)	223,200	11,400		981,646
President--Patterson-UTI	2019	465,000	—	1,374,064		358,200	23,200	(9)	2,220,464
Drilling Company LLC	2018	465,000	—	1,475,340		619,380	23,000	(9)	2,582,720

(1)	Bonuses for Mr. Smith are fixed amounts awarded pursuant to his employment agreement as a condition to his commencement of employment with the Company.
(2)

Amounts include the fair value of awards at the date of grant as determined in accordance with FASB ASC Topic 718 with respect to restricted stock units awarded to the Named Executive Officer in the fiscal years ended December 31, 2020, 2019 and 2018, with respect to performance units awarded to the Named Executive Officer in the fiscal years ended December 31, 2020, 2019 and 2018, and with respect to phantom units awarded to Mr. Hendricks in 2020. For additional information related to the assumptions used and valuation of restricted stock units, performance units and phantom units, see Note 12 to the consolidated financial statements in Patterson-UTI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. As described in the Form 10-K, the fair value of performance unit and phantom unit awards was determined based on a Monte-Carlo simulation model, which is consistent with the valuation used by Patterson-UTI for the recognition of compensation expense under FASB ASC Topic 718. The Monte-Carlo simulation model takes into account expected price movement of Patterson-UTI stock as compared to peer companies and, for the 2020 performance unit and phantom unit awards, the S&P 500 Index. As a result of Patterson-UTI’s pre-grant 2020 TSR performance relative to peer companies and the S&P 500 Index, the Monte-Carlo simulation model assigned a lower value to each 2020 performance unit award than the closing price of Patterson-UTI’s stock on the grant date. While the compensation committee set 2020 award levels on April 7, 2020, Mr. Hendricks’ phantom unit award was not granted until May 11, 2020.  As a result of the price movement of Patterson-UTI stock and Patterson-UTI’s TSR performance relative to peer companies and the S&P 500 Index between April 7, 2020 and May 11, 2020, the Monte-Carlo simulation model assigned a higher value to Mr. Hendricks’ phantom unit award. Therefore, the values reflected in the 2020 Summary Compensation Table do not reflect the award values shown in the 2020 Long-Term Incentive Grants section of the Compensation Discussion and Analysis in this proxy statement.

(3)	Amounts represent annual cash bonuses earned for the fiscal years ended December 31, 2020, 2019 and 2018.
(4)	Amounts reflect contributions to a 401(k) plan by Patterson-UTI.
(5)

Amount includes $740,480 related to an annual award of restricted stock units, $118,800 related to an award of performance units and $1,226,835 related to an award of phantom units during 2020. Assuming maximum performance, the value of the performance unit award would be $299,520 (calculated using the closing price of Patterson-UTI’s stock on the grant date and assuming maximum payout of two times the target number of shares). Assuming maximum performance, the value of the phantom unit award would be $1,999,950 (calculated using the closing price of Patterson-UTI’s stock on the grant date and assuming maximum payout of two times the target number of units).

(6)

Amount includes $218,816 related to an annual award of restricted stock units and $180,840 related to an award of performance units during 2020. Assuming maximum performance, the value of the performance unit award would be $455,936 (calculated using the closing price of Patterson-UTI’s stock on the grant date and assuming maximum payout of two times the target number of shares).

(7)

Amount includes $277,056 related to an annual award of restricted stock units and $228,690 related to an award of performance units during 2020. Assuming maximum performance, the value of the performance unit award would be $576,576 (calculated using the closing price of Patterson-UTI’s stock on the grant date and assuming maximum payout of two times the target number of shares).

(8)

Amount includes $154,336 related to an annual award of restricted stock units and $127,710 related to an award of performance units during 2020. Assuming maximum performance, the value of the performance unit award would be $321,984 (calculated using the closing price of Patterson-UTI’s stock on the grant date and assuming maximum payout of two times the target number of shares).

(9)	Amounts include contributions to a 401(k) plan by Patterson-UTI and an automobile allowance of $12,000.

The following table sets forth information concerning grants of plan-based awards during the fiscal year ended December 31, 2020 to the Named Executive Officers:

Grants of Plan-Based Awards

			Estimated Future Payouts under Non-equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock and
	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or Units	Option Awards
Name	Date		($)	($)	($)	(#)	(#)	(#)	(#)	($)(5)
William Andrew Hendricks, Jr	4/7/20	(1)	$625,000	$625,000	$625,000	—	—	—	—	$—
	4/7/20	(2)	—	—	—	36,000	72,000	144,000	—	$118,800
	4/7/20	(3)	—	—	—	—	—	—	356,000	$740,480
	5/11/20	(4)	—	—	—	149,250	298,500	597,000	—	$1,226,835
C. Andrew Smith	4/7/20	(1)	$281,250	$281,250	$281,250	—	—	—	—	$—
	4/7/20	(2)	—	—		54,800	109,600	219,200		$180,840
	4/7/20	(3)	—	—	—	—	—	—	105,200	$218,816
Kenneth N. Berns	4/7/20	(1)	$281,250	$281,250	$281,250	—	—	—	—	$—
	4/7/20	(2)	—	—	—	69,300	138,600	277,200	—	$228,690
	4/7/20	(3)	—	—	—	—	—	—	133,200	$277,056
Seth D. Wexler	4/7/20	(1)	$190,000	$228,000	$228,000	—	—	—	—	$—
	4/7/20	(2)	—	—	—	38,700	77,400	154,800	—	$127,710
	4/7/20	(3)	—	—	—	—	—	—	74,200	$154,336
James M. Holcomb	4/7/20	(1)	$186,000	$223,200	223,200	—	—	—	—	$—
	4/7/20	(2)	—	—	—	38,700	77,400	154,800	—	$127,710
	4/7/20	(3)	—	—	—	—	—	—	74,200	$154,336

(1)

The 2020 non-equity incentive cash bonus plan for the fiscal year ended December 31, 2020 was approved on April 7, 2020 for our Named Executive Officers. The bonus plan set a target opportunity for each executive’s annual cash bonus as a percent of salary, with payout contingent upon meeting Patterson-UTI’s financial goals and other KPIs as described above in “Compensation Discussion and Analysis”. The annual cash bonus opportunity attributable to each metric was determined based on a measurement of actual performance relative to target performance, with a cap applied to the calculated payouts as described above in “Annual Incentive Compensation". The target and maximum amounts shown above take into consideration the application of this cap. Please see the “Annual Incentive Compensation” section for a discussion of actual payments made in respect of the 2020 cash bonus plan.

(2)

On April 7, 2020, Patterson-UTI granted performance unit awards to the Named Executive Officers. These awards provide for the recipients to receive shares of Common Stock upon the achievement of certain performance goals established by Patterson-UTI during a specified period. The performance period is the period from April 1, 2020 through March 31, 2023. The performance goals are tied to Patterson-UTI’s total stockholder return for the performance period as compared to total stockholder return for our peer group determined by the Compensation Committee. The recipients will receive a target number of shares if Patterson-UTI’s total stockholder return when compared to the peer group, is at the 55th percentile and two times the target if at the 75th percentile or higher. If Patterson-UTI’s total stockholder return, when compared to the peer group, is at the 25th percentile, the recipients will only receive one-half of the target number of shares. The grant of shares when achievement is between the 25th and 55th percentile, or between the 55th and 75th percentile, will be determined using linear interpolation for levels of achievement between these points. If Patterson-UTI’s total stockholder return is negative or zero, the payout shall not exceed the target number of shares.  Additionally, there will be no payout unless Patterson-UTI’s total stockholder return is equal to or greater than the total stockholder return of the S&P 500 Index for the performance period.

(3)

Restricted stock units were awarded to the Named Executive Officers pursuant to the Amended and Restated 2014 Long-Term Incentive Plan. Ordinary dividends are accrued on unvested restricted stock units and paid upon vesting. The rate at which these dividends are paid or accrued is the same rate at which ordinary dividends are paid on all other shares of Common Stock. The restricted stock units vest over a three-year period as follows: one-third on April 7, 2021, one-third on April 7, 2022 and one-third on April 7, 2023.

(4)

On May 11, 2020, Patterson-UTI granted a phantom unit award to Mr. Hendricks.  Pursuant to this phantom unit grant, Mr. Hendricks may earn from 0% to 200% of a target award of 298,500 phantom units based on the achievement of the same performance conditions over the same performance period that applies to the performance units granted in April 2020, as described above. Earned phantom units, if any, will be settled in 2023, following completion of the three-year performance period, in a cash payment equal to the number of earned phantom units multiplied by the average trading price per share over the twenty consecutive trading days ending March 31, 2023.

(5)

The grant date fair value of restricted stock units was based on the closing price of Patterson-UTI Common Stock on the date of grant, which is consistent with the valuation used by Patterson-UTI for the recognition of compensation expense under FASB ASC Topic 718. The grant date fair value of performance unit and phantom unit awards was determined based on a Monte-Carlo simulation model, which is consistent with the valuation used by Patterson-UTI for the recognition of compensation expense under FASB ASC Topic 718.

The following table sets forth information concerning outstanding equity awards at December 31, 2020 for the Named Executive Officers:

Outstanding Equity Awards at Fiscal Year-End

					Stock Awards
					Number			Equity Incentive		Equity Incentive
					of Shares			Plan Awards:		Plan Awards: Market
	Option Awards				or Units of		Market Value of	Number of		or Payout Value of
	Number of Securities		Option		Stock		Shares or Units	Unearned Shares,		Unearned Shares,
	Underlying Unexercised		Exercise	Option	That Have		of Stock	Units or Other		Units or Other
	Options (#)		Price	Expiration	Not		That Have	Rights that Have		Rights that Have
Name	Exercisable	Unexercisable	($)	Date	Vested (#)		Not Vested ($)(1)	Not Vested(2)		Not Vested ($)(1)
William Andrew Hendricks, Jr.	100,000	—	$17.27	4/1/2022	462,835	(3)	$2,434,512	769,500	(4)	$4,047,570
	25,000	—	$15.82	9/30/2022
	172,500	—	$22.88	4/21/2023
	117,750	—	$33.10	4/21/2024
	257,000	—	$20.33	4/20/2025
	315,400	—	$18.54	4/25/2026
C. Andrew Smith	—	—	—	—	134,523	(5)	$707,591	210,200	(6)	$1,105,652
Kenneth N. Berns	69,000	—	$31.20	4/25/2021	173,100	(7)	$910,506	287,300	(8)	$1,511,198
	160,000	—	$16.20	4/23/2022
	115,000	—	$22.88	4/21/2023
	78,500	—	$33.10	4/21/2024
	154,200	—	$20.33	4/20/2025
	189,100	—	$18.54	4/25/2026
Seth D. Wexler	—	—	—	—	114,968	(9)	$604,732	157,300	(10)	$827,398
James M. Holcomb	—	—	—	—	114,968	(9)	$604,732	157,300	(10)	$827,398

(1)	Based on the closing price of Patterson-UTI Common Stock on December 31, 2020 of $5.26 per share.
(2)

As of December 31, 2020, performance unit awards had been granted to the Named Executive Officers. The 2018, 2019 and 2020 performance unit awards were granted on April 24, 2018, April 23, 2019 and April 7, 2020, respectively, and provide for an award of shares of Patterson-UTI common stock to the recipient based on Patterson-UTI’s total stockholder return compared to our peer group of companies at the time of grant for the performance period of April 1 of the grant year through March 31 of the third year following the grant. All performance unit awards provide for a target payout based on a target level of total stockholder return compared to the peer group. The amounts presented in this column represent the maximum payout under the 2018 performance unit awards, the target payout under the 2019 and 2020 performance unit awards and the target payout under the 2020 phantom unit award. Based on Patterson-UTI’s total stockholder return during the performance period, the recipients could receive a number of shares ranging from no shares to two times the target number of shares. For the performance units granted in 2019 and 2020, if Patterson-UTI’s total stockholder return is negative, then the number of shares received by the recipients will be capped at the target number of shares. For the performance units granted in 2018, the payout is based solely on relative performance. For the performance units granted in 2020, there will be no payout unless Patterson-UTI’s total stockholder return is equal to or greater than the total stockholder return of the S&P 500 Index for the performance period.

(3)

These restricted stock units vest as follows: 27,723 restricted stock units in equal monthly installments from January 24, 2021 through April 24, 2021; 79,112 restricted stock units in equal monthly installments from January 23, 2021 through April 23, 2022;  118,666 restricted stock units on April 7, 2021 and 118,667 restricted stock units on each of April 7, 2022 and 2023.

(4)

Amount includes 213,800 shares related to the 2018 performance unit award; 185,200 shares related to the 2019 performance unit award; 72,000 shares related to the 2020 performance unit award and 298,500 shares related to the 2020 phantom unit award.

(5)

These restricted stock units vest as follows: 5,945 restricted stock units in equal monthly installments from January 24, 2021 through April 24, 2021; 23,378 restricted stock units in equal monthly installments from January 23, 2021 through April 23, 2022; 35,066 restricted stock units on April 7, 2021 and 35,067 restricted stock units on each of April 7, 2022 and 2023.

(6)	Amount includes 45,800 shares related to the 2018 performance unit award; 54,800 shares related to the 2019 performance unit award and 109,600 shares related to the 2020 performance unit award.
(7)

These restricted stock units vest as follows: 10,300 restricted stock units in equal monthly installments from January 24, 2021 through April 24, 2021; 29,600 restricted stock units in equal monthly installments from January 23, 2021 through April 23, 2022 and 44,400 restricted stock units on each of April 7, 2021, 2022 and 2023.

(8)	Amount includes 79,400 shares related to the 2018 performance unit award; 69,300 shares related to the 2019 performance unit award and 138,600 shares related to the 2020 performance unit award.

(9)

These restricted stock units vest as follows: 24,733 restricted stock units on each of April 7, 2021 and 2022; 12,367 restricted stock units on each of April 23, 2021 and 2022; 16,034 restricted stock units on April 24, 2021 and 24,734 restricted stock units on April 7, 2023.

(10)	Amount includes 41,200 shares related to the 2018 performance unit award; 38,700 shares related to the 2019 performance unit award and 77,400 shares related to the 2020 performance unit award.

The following table sets forth information concerning option exercises and stock awards vested during the fiscal year ended December 31, 2020 for the Named Executive Officers:

Option Exercises and Stock Vested

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)
William Andrew Hendricks, Jr.	—	$—	358,074	$1,338,922
C. Andrew Smith	—	$—	47,055	$172,489
Kenneth N. Berns	—	$—	144,177	$538,957
Seth D. Wexler	—	$—	47,399	$141,673
James M. Holcomb	—	$—	47,399	$141,673

(1)

Value realized on vesting is based on the closing price of Patterson-UTI common stock on the day the respective shares vested; provided that if the stock market was closed on the day the respective shares vested, the value realized on vesting is based on the closing price of Patterson-UTI common stock on the last day the stock market was open immediately prior to the day the respective shares vested.

Pay Ratio

Under rules adopted pursuant to the Dodd-Frank Act of 2010, we are required to calculate and disclose the total compensation paid to our median employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our CEO. The paragraphs that follow describe our methodology and the resulting CEO pay ratio.

We identified the median employee using our employee population on December 31, 2020. At December 31, 2020, we had approximately 3,000 employees located in the United States.

The compensation measure we used to identify the median employee was Box 1 of the Form W-2 issued by the IRS for federal tax purposes. We chose Form W-2 because our employee population consisted solely of U.S. employees, and this compensation measure applied to all U.S. employees, allowing for accessibility and broad comparability. The total annual compensation for the year ended December 31, 2020 was calculated as $86,277 for our median employee and $3,722,515 for our CEO as reflected in the “Total” column of the Summary Compensation Table. The ratio of our CEO’s pay to that of our median employee for 2020 was approximately 44 times.  The pay ratio provided is a reasonable estimate calculated in a manner consistent with SEC rules.

Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allows companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company, as other companies have headquarters and offices in different states and countries, have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

No Pension Benefits or Nonqualified Deferred Compensation

Patterson-UTI does not provide any pension benefits for any of the Named Executive Officers. None of the Named Executive Officers had any items of nonqualified deferred compensation during 2020. As a result, tables with respect to pension benefits and nonqualified deferred compensation have not been provided.

DIRECTOR COMPENSATION

The following table sets forth information concerning compensation for the fiscal year ended December 31, 2020 with respect to the directors of Patterson-UTI who are not executive officers:

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Option awards ($)(2)	All other compensation ($)	Total ($)
Charles O. Buckner (3)	$42,500	$174,993	$—	$—	$217,493
Tiffany (TJ) Thom Cepak	$100,000	$174,993	$—	$—	$274,993
Michael W. Conlon	$95,000	$174,993	$—	$—	$269,993
Curtis W. Huff	$115,000	$174,993	$—	$—	$289,993
Terry H. Hunt	$100,000	$174,993	$—	$—	$274,993
Janeen S. Judah	$85,000	$174,993	$—	$—	$259,993

(1)

Amounts set forth represent the fair value at the date of grant as determined in accordance with FASB ASC Topic 718 with respect to restricted stock units awarded to the directors in the fiscal year ended December 31, 2020. For additional information related to the assumptions used and valuation of restricted stock units, see Note 12 to the consolidated financial statements in Patterson-UTI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Each director received an award of 16,666 restricted stock units on January 1, 2020 with a grant date value of $10.50 per restricted stock unit. As of December 31, 2020, each current director held 16,666 unvested restricted stock units. The restricted stock units awarded on January 1, 2020 fully vested on January 1, 2021.

(2)

No options were issued to directors during the fiscal year ended December 31, 2020. As of December 31, 2020, Messrs. Buckner, Conlon, Huff and Hunt and Ms. Cepak held the following options to purchase shares of Common Stock:

	Number of Securities Underlying Unexercised Options (#)
Name	Exercisable	Unexercisable	Total
Charles O. Buckner	50,000	—	50,000
Tiffany (TJ) Thom Cepak	30,000	—	30,000
Michael W. Conlon	50,000	—	50,000
Curtis W. Huff	50,000	—	50,000
Terry H. Hunt	50,000	—	50,000

(3)	Mr. Buckner retired from the Board of Directors in June 2020. 7,123 of his restricted stock units granted on January 1, 2020 vested upon his retirement, and the remainder were forfeited.

Directors who are also employees of Patterson-UTI do not receive compensation for serving as a director or as a member of a committee of the Board of Directors. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with serving as a member of the Board of Directors.

The current compensation for non-employee directors is as follows: Each non-employee director receives an annual base cash retainer of $75,000 and restricted stock units on January 1 of each year with a grant date value of $175,000. Each non-employee director that serves on the Audit Committee or the Compensation Committee receives an additional annual cash retainer of $10,000 per committee on which he or she serves, with the Chair of each such committee receiving $15,000. The Chair of the Nominating and Corporate Governance Committee receives an additional annual cash retainer of $10,000. The non-Executive Chairman receives an additional annual cash retainer of $50,000 and additional restricted stock units with a grant date value of $50,000. At times while the Board has an Executive Chairman, the Lead Director receives an additional annual cash retainer of $20,000.

The Board of Directors determined to limit the amount of the annual restricted stock unit grants made to non-employee directors on January 1, 2021 in recognition of the significant decline in our stock price. This limitation was accomplishing by determining the number of restricted stock units granted by dividing the grant date values set forth above by the greater of the market price at the time of grant and $8.00.  As a result, the grant date value of restricted stock unit awards issued to non-employee directors on January 1, 2021 was reduced by approximately 34%.

EMPLOYMENT-RELATED AGREEMENTS

Change in Control, Employment and Severance Agreements

Change in Control Agreement with Mr. Berns

Patterson-UTI has a Change in Control Agreement with Mr. Berns (the “CIC Agreement”). The CIC Agreement was entered into in 2004 to protect Mr. Berns should a change in control occur, thereby encouraging Mr. Berns to remain in the employ of Patterson-UTI and not be distracted from the performance of his duties to Patterson-UTI by the possibility of a change in control.

The CIC Agreement generally has an initial term with automatic 12-month renewals unless Patterson-UTI notifies Mr. Berns at least 90 days before the end of such renewal period that the term will not be extended. If a change in control of Patterson-UTI occurs during the term of the CIC Agreement and Mr. Berns’ employment is terminated (i) by Patterson-UTI other than for cause or other than automatically as a result of death, disability or retirement, or (ii) by Mr. Berns for good reason (as those terms are defined in the CIC Agreement), then Mr. Berns shall generally be entitled to, among other things:

•	a bonus payment equal to the highest bonus paid after the CIC Agreement was entered into (such bonus payment prorated for the portion of the fiscal year preceding the termination date);
•

a payment equal to 2 times the sum of (i) the highest annual salary in effect for Mr. Berns and (ii) the average of the three annual bonuses earned by Mr. Berns for the three fiscal years preceding the termination date; and

•	continued coverage under Patterson-UTI’s welfare plans for up to two years.

As was customary when the CIC Agreement was entered into more than fifteen years ago, the CIC Agreement provides Mr. Berns with a full gross-up payment for any excise taxes imposed on payments and benefits received under the CIC Agreement or otherwise, including other taxes that may be imposed as a result of the gross-up payment. As indicated above, the Compensation Committee subsequently adopted a policy, more than five years ago, to no longer approve tax gross-ups in connection with compensation arrangements, and the employment agreements entered into with Mr. Hendricks in 2016 and Messrs. Smith, Wexler and Holcomb in 2017, which are described below, do not include a tax gross-up provision.

A “change in control” is principally defined by the CIC Agreement as:

•

an acquisition by any individual, entity or group of beneficial ownership of 35% or more of either Patterson-UTI’s then outstanding common stock or the combined voting power of the then outstanding voting securities of Patterson-UTI entitled to vote in the election of directors,

•

a change occurs in which the members of the Board of Directors as of the date of the CIC Agreement cease to constitute at least a majority of Patterson-UTI’s Board of Directors unless that change occurs through a vote of at least a majority of the incumbent members of the Board of Directors, or

•

a change in the beneficial ownership of Patterson-UTI following consummation of a reorganization, merger, consolidation, sale of Patterson-UTI or any subsidiary of Patterson-UTI or a disposition of all or substantially all of the assets of Patterson-UTI, in which the beneficial owners immediately prior to the transaction own 65% or less of outstanding common stock of the newly combined or merged entity.

Severance Agreement with Mr. Berns

To address a prior severance agreement between UTI Energy Corp. and Mr. Berns, Patterson-UTI has entered into a written letter agreement with Mr. Berns pursuant to which Patterson-UTI has agreed to pay Mr. Berns within ten days of the termination of his employment with Patterson-UTI for any reason (including voluntary termination by him), an amount in cash equal to his annual base salary at the time of such termination. Any payment made by Patterson-UTI pursuant to this letter agreement will reduce dollar for dollar any payment owed to Mr. Berns, if any, pursuant to the CIC Agreement.

Employment Agreements with Messrs. Hendricks, Smith, Wexler and Holcomb

Patterson-UTI has Employment Agreements with Messrs. Hendricks, Smith, Wexler and Holcomb. Each Employment Agreement generally has an initial three-year term, subject to automatic annual renewal thereafter. The executive may terminate his employment under his Employment Agreement by providing written notice of such termination at least 30 days before the effective date of such termination. Under specified circumstances, Patterson-UTI may terminate the executive’s employment under his Employment Agreement for cause (as defined in the Employment Agreement) by either (i) providing written notice 10 days before the effective date of such termination and by granting at least 10 days to cure the cause for such termination or (ii) by providing written notice of such termination at least 30 days before the effective date of such termination and by granting at least 20 days to cure the cause for such termination, provided that if the matter is reasonably determined by Patterson-UTI to not be capable of being cured, the executive may be terminated for cause on the date the written notice is delivered. Each Employment Agreement also provides for, among other things, severance payments and the continuation of certain benefits following termination by Patterson-UTI of the executive other than for cause, or termination by the executive for good reason (as defined in each Employment Agreement). Under these provisions, if the executive’s employment is terminated by Patterson-UTI without cause, or the executive terminates his employment for good reason:

•

the executive will have the right to receive a lump-sum payment consisting of 3 times (in the case of Mr. Hendricks) or 2.5 times (in the case of Messrs. Smith, Wexler and Holcomb) the sum of (i) his base salary and (ii) the average annual cash bonus received by him for the three years prior to the date of termination,

•

the executive will have the right to receive a pro-rated lump-sum payment equal to his annual cash bonus based on actual results for the year, payable at the same time as annual cash bonuses are paid to active employees,

•	Patterson-UTI will accelerate vesting of all time-based equity, phantom equity and long-term cash incentive awards on the 60th day following the executive’s termination,
•

Patterson-UTI will cause all performance-based equity, phantom equity and long-term cash incentive awards to continue in effect through the end of the applicable performance period and vest based on actual results as if the executive had remained employed through the end of the applicable performance period, and

•	Patterson-UTI will pay the executive certain accrued obligations and certain obligations pursuant to the terms of employee benefit plans.

However, if a termination by Patterson-UTI other than for cause or by the executive for good reason occurs following a change in control (which is defined in a substantially similar manner to the definition in the CIC Agreement), the executive will generally be entitled to the same severance payments and benefits described above except that (i) the pro-rated lump-sum payment for annual cash bonuses will be based on the executive’s highest annual cash bonus for the last three years, (ii) the executive will be entitled to 36 months (in the case of Mr. Hendricks) or 30 months (in the case of Messrs. Smith, Wexler and Holcomb) of subsidized benefits continuation coverage, and (iii) the performance-based equity, phantom equity and long-term cash incentive awards will be accelerated based on the target level of performance on the 60th day following the executive’s termination.

Equity Award Agreements with Named Executive Officers

All unvested stock options, restricted stock, restricted stock unit and phantom unit awards held by the Named Executive Officers vest upon a change of control as defined by the underlying award agreements. Upon a change in control as defined in the underlying performance unit award grants, the Named Executive Officers would receive the target number of shares issuable thereunder. Upon a change in control as defined in the phantom unit award grant, Mr. Hendricks would receive an amount equal to the product of the average of the closing price of Patterson-UTI common stock for the twenty consecutive trading days preceding the change in control and the target number of phantom units set forth in the agreement.

We expect that awards granted beginning in 2021 will no longer provide for acceleration solely upon a change in control and will instead provide for acceleration only upon the executive’s termination of employment without cause or termination by the executive for good reason following a change in control.

All restricted stock, restricted stock unit, performance unit and phantom unit awards held by the Named Executive Officers provide that in the event of termination of employment due to death or disability, the holder would vest in a portion of the award. With respect to Mr. Hendricks, such a termination at December 31, 2020 would have resulted in the issuance of 90,381 shares pursuant to the accelerated vesting of restricted stock units, with a fair value of $475,404. With respect to Mr. Smith, such a termination at December 31, 2020 would have resulted in the issuance of 26,564 shares pursuant to the accelerated vesting of restricted stock units, with a fair value of $139,727. With respect to Mr. Berns, such a termination at December 31, 2020 would have resulted in the issuance of 33,810 shares pursuant to the accelerated vesting of restricted stock units, with a fair value of $177,841. With respect to Messrs. Wexler and Holcomb, such a termination at December 31, 2020 would have resulted in the issuance of 37,743 shares pursuant to the accelerated vesting of restricted stock units, with a fair value of $198,528.

In the event of termination of employment due to death or disability, the holders of performance units and phantom units would vest in the portion of the award that was earned at the time of death or disability. This payment would be determined at the end of the performance period and would equal the amount that the holder would have received at that time, pro-rated for the amount of time from the date of grant through the date of death or disability.

Potential Payments Upon a Termination or Change in Control

Amounts that each of the Named Executive Officers would be entitled to under the employee’s CIC Agreement or Employment Agreement and other award agreements if a change in control had occurred as of December 31, 2020 and the employee’s employment was terminated by Patterson-UTI other than for cause or terminated by the employee for good reason (as defined in the CIC Agreement or the Employment Agreement and other award agreements) are reflected in the following table:

	Cash Payments		Other Benefits
Name	Bonus Payment ($)(1)	Salary and Bonus ($)(2)	Stock Awards ($)(3)	Performance Unit Awards ($)(4)	Phantom Unit Awards ($)(5)	Other Benefits ($)(6)	Total ($)
William Andrew Hendricks, Jr.	$2,187,500	$7,538,800	$2,434,512	$1,915,166	$1,599,960	$36,190	$15,712,128
C. Andrew Smith	$984,375	$2,827,063	$707,591	$985,198	$—	$28,951	$5,533,178
Kenneth N. Berns	$1,397,022	$2,261,650	$910,506	$1,302,376	$—	$—	$5,871,554
Seth D. Wexler	$539,000	$2,232,000	$604,732	$719,042	$—	$30,159	$4,124,933
James M. Holcomb	$619,380	$2,451,838	$604,732	$719,042	$—	$16,039	$4,411,031

(1)

In the case of Messrs. Hendricks, Smith Wexler and Holcomb, the assumed bonus is equal to the highest annual bonus paid in the three years prior to 2020. In the case of Mr. Berns, the assumed bonus payment is equal to the highest annual bonus paid from the time the CIC Agreement was entered into through December 31, 2020.

(2)

The assumed salary and bonus payment represents 3.0 times (in the case of Mr. Hendricks), 2.5 times (in the case of Messrs. Smith, Wexler and Holcomb) or 2.0 times (in the case of Mr. Berns) of the sum of the 2020 salary in effect for each employee and the average of the annual bonuses earned by each employee for 2019, 2018 and 2017. Bonus amounts earned in 2020 were not considered in this calculation as they were not determined until after December 31, 2020.

(3)

Each of the stock award agreements for the Named Executive Officers provide that unvested awards will vest upon a change in control. Amounts presented in the table represent the value of unvested stock awards using the market price of Patterson-UTI common stock at December 31, 2020.

(4)

Share settled performance unit agreements for the Named Executive Officers include a provision that upon a change in control as defined in the respective award agreements, the Named Executive Officer will receive an award of shares equal to the target amount set forth in each agreement. Amounts presented in the table represent the assumed award of the target number of shares if a change in control had occurred on December 31, 2020, valued at the December 31, 2020 closing price of Patterson-UTI common stock of $5.26 per share.

(5)

The cash settled phantom unit agreement for Mr. Hendricks includes a provision that upon a change in control as defined in the  award agreement, Mr. Hendricks will receive a payment equal to the product of the average of the closing price of Patterson-UTI common stock for the twenty consecutive trading days preceding the change in control and the target number of phantom units set forth in the agreement. The amount presented in the table represents the assumed payment if a change in control had occurred on December 31, 2020. The average of the closing price of Patterson-UTI common stock for the twenty consecutive trading days ending December 31, 2020 was $5.36 per share.

(6)

Messrs. Hendricks, Smith, Wexler and Holcomb participated in Patterson-UTI’s health and welfare plans as of December 31, 2020. The amounts presented represent Patterson-UTI’s portion of the premiums for three years in the case of Mr. Hendricks and 30 months in the case of Messrs. Smith, Wexler and Holcomb. No tax gross-up payment would have been payable to Mr. Berns under the terms of his CIC Agreement.

In the event of a termination of employment of Mr. Berns for any reason, including voluntary termination, Mr. Berns would be entitled to an amount in cash equal to his annual base salary at the time of such termination. Any such payment made by Patterson-UTI will reduce dollar for dollar any payment owed to Mr. Berns that is reflected in the table above. In the case of Messrs. Hendricks, Smith, Wexler or Holcomb, if the executive’s employment was terminated by Patterson-UTI other than for cause or terminated by the executive for good reason (as defined in the Employment Agreement) and not in connection with a change-in-control, then the executive would be entitled to the same potential payments and benefits as set forth in the table above, except that Mr. Hendricks’ cash payment would be lower by $1,562,500; Mr. Smith’s cash payment would be lower by $703,125; Mr. Wexler’s cash payment would be lower by $311,000 and Mr.

Holcomb’s cash payment would be lower by $396,180 as a result of the calculation of the bonus payment for the year in which the termination occurred. Additionally, upon a termination by Patterson-UTI other than for cause or a termination by the executive for good reason and not in connection with a change-in-control, the potential payments and benefits set forth in the table above with respect to the performance units and phantom units would not be paid at the time of such termination, as such awards would instead remain outstanding through the end of the applicable performance period, subject to achievement of the applicable performance measures.

With respect to Messrs. Hendricks, Smith, Wexler or Holcomb, the foregoing severance benefits (other than the accrued obligations and benefit obligations) are conditioned on the executive’s execution of a release within 50 days of his termination that is not revoked during any applicable revocation period provided in such release. Their employment agreements also contain covenants and restrictions, including non-competition and non-solicitation provisions pursuant to which the executive will not be permitted to compete with Patterson-UTI in certain circumstances for a period of one year following termination of employment.

Indemnification Agreements

Patterson-UTI has entered into an indemnification agreement with Messrs. Hendricks, Smith, Berns and Wexler and each of its directors containing provisions that may require Patterson-UTI, among other things, to indemnify such executive officers and directors against liabilities that may arise by reason of their status or service as executive officers or directors (subject to certain exceptions) and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

CERTAIN TRANSACTIONS

Patterson-UTI has a written policy with respect to related person transactions. In accordance with this policy, related person transactions are reviewed by the non-executive Chairman of the Board or the chair of the Audit Committee, each of whom has full delegated authority to approve, disapprove, ratify, amend, terminate or rescind any such transaction, or direct that such transaction be submitted to the Audit Committee or the full Board of Directors for consideration. In approving or disapproving related person transactions, the relevant facts and circumstances of the related person transaction are considered, including whether such transaction is in, or not inconsistent with, the best interest of Patterson-UTI and whether, in appropriate cases, such transaction is on commercial terms at least as favorable to Patterson-UTI as would otherwise be available to or from an unrelated third party or to Patterson-UTI’s employees generally. Related person transactions generally include transactions in an amount that exceeds $50,000 between Patterson-UTI or any of its subsidiaries and an executive officer, a director (or nominee to become director), an immediate family member of any of the foregoing or any entity in which any of the foregoing has a 10% or greater beneficial ownership interest or in which they are an executive officer, general partner, principal or engaged in a similar position. Certain related person transactions have been pre-approved under the terms of the policy, including, subject to certain exceptions and limitations, the sale to or purchase from Patterson-UTI of goods and services by entities related to directors in the ordinary course of business that are immaterial to Patterson-UTI and with respect to which the director has no direct economic interest or decision making authority.

In connection with the acquisition by REMY Capital Partners III, L.P. (“REMY Capital”) of an ownership interest in UTI Energy Corp. in March 1995, REMY Capital succeeded to a registration rights agreement with UTI. As the successor-in-interest to UTI, Patterson-UTI assumed this registration rights agreement pursuant to which REMY Capital has the right to require Patterson-UTI to use its reasonable efforts to register shares held by REMY Capital under the Securities Act of 1933, as amended. In the event that such rights are exercised in connection with a primary offering proposed by Patterson-UTI (or a secondary offering with which Patterson-UTI agrees to participate), REMY Capital would bear its pro rata share of the costs of the offering, other than legal, accounting and printing costs, all of which Patterson-UTI would bear. In the event that REMY Capital elects to exercise such rights other than in connection with an offering in which Patterson-UTI participates, REMY Capital would bear all costs of the offering. These rights continue so long as REMY Capital continues to own the Common Stock that it acquired in March 1995. As of the date of this proxy statement, REMY Capital continues to hold 605,000 shares of such Common Stock.

Mr. Berns, Executive Vice President and Chief Commercial Officer of Patterson-UTI, is an executive of REMY Investors, which is the general partner of REMY Capital.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 7, 2021, the stock ownership of (i) the Named Executive Officers, directors and Board nominees, individually, (ii) all directors, Board nominees and executive officers as a group and (iii) each person known by Patterson-UTI to be the beneficial owner of more than 5% of Common Stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Beneficial Owners of more than 5% of Patterson-UTI’s Common Stock:
BlackRock, Inc.	29,143,312	(1)	15.5%
The Vanguard Group	20,217,911	(2)	10.8%
Dimensional Fund Advisors LP	9,755,884	(3)	5.2%
Directors and Named Executive Officers:
William Andrew Hendricks, Jr.	2,301,577	(4)	1.2%
C. Andrew Smith	210,671	(5)	*
Kenneth N. Berns	1,708,547	(6)	*
Seth D. Wexler	282,542	(7)	*
James M. Holcomb	376,072	(8)	*
Tiffany (TJ) Thom Cepak	99,105	(9)	*
Michael W. Conlon	143,679	(10)	*
Curtis W. Huff	339,483	(11)	*
Terry H. Hunt	135,770	(12)	*
Janeen S. Judah	68,689	(13)	*
All current directors and executive officers as a group (10 persons)	5,666,135	(14)	3.0%

*	indicates less than 1.0%
(1)

Based solely on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 25, 2021. According to the report, BlackRock, Inc. has sole voting power with respect to 28,769,830 shares and sole dispositive power with respect to 29,143,312 shares. The address of the principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(2)

Based solely on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2021. According to the report, The Vanguard Group has shared voting power with respect to 186,130 shares, sole dispositive power with respect to 19,896,779 shares and shared dispositive power with respect to 321,132 shares. The address of the principal business office of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)

Based solely on a Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 16, 2021. According to the report, Dimensional Fund Advisors LP has sole voting power with respect to 9,409,515 shares and sole dispositive power with respect to 9,755,884 shares. The address of the principal business office of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(4)

Includes shares underlying stock options held by Mr. Hendricks that are presently exercisable to purchase 987,650 shares. Includes 16,820 shares underlying restricted stock units that will vest within 60 days. Does not include 291,723 shares underlying restricted stock units that will not vest within 60 days.

(5)

Includes 4,409 shares underlying restricted stock units held by Mr. Smith that will vest within 60 days. Does not include 86,207 shares underlying restricted stock units that will not vest within 60 days.

(6)

Includes shares underlying stock options held by Mr. Berns that are presently exercisable to purchase 765,800 shares. Includes 6,275 shares underlying restricted stock units that will vest within 60 days.  Does not include 109,150 shares underlying restricted stock units that will not vest within 60 days. The Common Stock beneficially owned by Mr. Berns includes 140,000 shares held in trust(s) for which he is the trustee. Does not include shares of Common Stock beneficially owned by REMY Investors. Mr. Berns disclaims beneficial ownership of such shares beneficially owned by REMY Investors.

(7)

Includes 28,401 shares underlying restricted stock units held by Mr. Wexler that will vest within 60 days. Does not include 61,834 shares underlying restricted stock units that will not vest within 60 days.

(8)

Includes 28,401 shares underlying restricted stock units held by Mr. Holcomb that will vest within 60 days. Does not include 61,834 shares underlying restricted stock units that will not vest within 60 days.

(9)

Includes shares underlying presently exercisable stock options held by Ms. Cepak to purchase 30,000 shares. Does not include 21,875 shares underlying unvested restricted stock units that will not vest within 60 days.

(10)

Includes shares underlying presently exercisable stock options held by Mr. Conlon to purchase 50,000 shares. Does not include 21,875 shares underlying unvested restricted stock units that will not vest within 60 days.

(11)

Includes shares underlying presently exercisable stock options held by Mr. Huff to purchase 50,000 shares. Does not include 28,125 shares underlying unvested restricted stock units that will not vest within 60 days.

(12)

Includes shares underlying presently exercisable stock options held by Mr. Hunt to purchase 50,000 shares. Does not include 21,875 shares underlying unvested restricted stock units that will not vest within 60 days.

(13)	Does not include 21,875 shares underlying unvested restricted stock units held by Ms. Judah that will not vest within 60 days.
(14)

Includes shares underlying stock options that are presently exercisable to purchase 1,933,450 shares of Common Stock. Includes 84,306 shares underlying restricted stock units held by certain directors and executive officers that will vest within 60 days. Does not include 726,373 shares underlying restricted stock units held by such individuals that will not vest within 60 days.

Except as stated herein, each stockholder has sole voting and investment power with respect to Common Stock included in the above table. There are no arrangements known to Patterson-UTI which may result in a change in control. The business address of each of our directors and officers is 10713 West Sam Houston Parkway North, Suite 800, Houston, Texas 77064.

Equity Compensation Plan Information

Equity compensation plan information as of December 31, 2020 follows:

	Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted - Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	4,026,150	$21.63	4,986,392
Equity compensation plans not approved by security holders	—	$—	—
Total	4,026,150	$21.63	4,986,392

(1)

The Amended and Restated 2014 Long-Term Incentive Plan, as amended, provides for awards of incentive stock options, non-incentive stock options, tandem and freestanding stock appreciation rights, restricted stock awards, other stock unit awards, performance share awards, performance unit awards and dividend equivalents to key employees (as defined in the Amended and Restated 2014 Long-Term Incentive Plan, as amended), officers and directors, which are subject to certain vesting and forfeiture provisions. All options are granted with an exercise price equal to or greater than the fair market value of the common stock at the time of grant. The vesting schedule and term are set by the Compensation Committee of the Board of Directors, except that the Board has the same power as the Compensation Committee with respect to awards to directors. All securities remaining available for future issuance under equity compensation plans approved by security holders in column (c) are available under this plan. In addition to the Amended and Restated 2014 Long-Term Incentive Plan, as amended, this Plan category also includes the 2005 Long-Term Incentive Plan. In connection with the approval of the Amended and Restated 2014 Long-Term Incentive Plan, the Board of Directors approved a resolution that no further options, restricted stock or other awards would be granted under any equity compensation plan, other than the Amended and Restated 2014 Long-Term Incentive Plan. Options granted under the 2005 Long-Term Incentive Plan typically vested over one year for non-employee directors and three years for employees. All options were granted with an exercise price equal to the fair market value of the related common stock at the time of grant.

(2)

This column reflects the weighted average exercise price of options granted under the Amended and Restated 2014 Long-Term Incentive Plan and the 2005 Long-Term Incentive Plan that were outstanding on December 31, 2020.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Patterson-UTI filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent Patterson-UTI specifically incorporates this report by reference therein.

The Audit Committee members are Mses. Cepak (chair) and Judah and Messrs. Huff and Hunt, each of whom is independent within the meaning of applicable rules under the Exchange Act and within the meaning of the Nasdaq listing standards. The Board has determined that Ms. Cepak and Mr. Huff are “audit committee financial experts” within the meaning of applicable SEC rules.

The Audit Committee oversees management’s conduct of Patterson-UTI’s accounting and financial reporting process, including review of: (i) financial reports and other financial information provided by Patterson-UTI to the public and government/regulatory bodies, (ii) Patterson-UTI’s system of internal control over financial reporting, and (iii) the annual independent audit of Patterson-UTI’s consolidated financial statements and internal control over financial reporting.

The Audit Committee’s role is one of review, and it recognizes that Patterson-UTI’s management is responsible for preparing Patterson-UTI’s consolidated financial statements and the independent auditors are responsible for auditing those financial statements. In fulfilling its review and oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in Patterson-UTI’s Annual Report on Form 10-K for the year ended December 31, 2020, including a discussion of the quality, not just the acceptability, of the accounting principles used, the reasonableness of significant judgments made by management, and the clarity of disclosures provided in the financial statements. The Audit Committee also discussed with management the basis for their assertion that Patterson-UTI maintained effective internal control over financial reporting as of December 31, 2020.

The Audit Committee discussed with Patterson-UTI’s independent registered public accounting firm (PricewaterhouseCoopers LLP) the overall scope and plans for their integrated audit. The Audit Committee met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of their integrated audit, their evaluation of Patterson-UTI’s internal control over financial reporting and the overall quality of Patterson-UTI’s financial reporting. The Audit Committee also reviewed with PricewaterhouseCoopers LLP their judgments as to the quality, not just the acceptability, of Patterson-UTI’s accounting principles and discussed such other matters as are required by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Public Company Accounting Oversight Board regarding their independence, and their communications with the Audit Committee concerning independence.

Taking the foregoing into consideration, the undersigned Audit Committee members recommended to the Board of Directors that the Board approve the inclusion of Patterson-UTI’s audited financial statements and management’s report on internal control over financial reporting in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Audit Committee of the Board of Directors:

Tiffany (TJ) Thom Cepak, Chair

Curtis W. Huff

Terry H. Hunt

Janeen S. Judah

PricewaterhouseCoopers LLP Fees for Fiscal Years 2020 and 2019

In 2020 and 2019, Patterson-UTI and its subsidiaries incurred fees for services provided by PricewaterhouseCoopers LLP.

Description	Fees Incurred in Fiscal Year 2020	Fees Incurred in Fiscal Year 2019
Audit fees	$1,963,146	$2,742,330
Audit-related fees	—	136,000
Tax fees	60,000	65,000
All other fees	2,893	2,893
Total	$2,026,039	$2,946,223

The Audit Committee appoints the independent registered public accounting firm. The Audit Committee or Ms. Cepak, as Chair of the Audit Committee, approves all other engagements of the independent registered public accounting firm in advance. In the event Ms. Cepak approves any such engagement, she discusses such approval with the Audit Committee at its next meeting.

“Audit fees” relate to audit services of PricewaterhouseCoopers LLP for fiscal 2020 and 2019 consisting of the integrated audit of Patterson-UTI’s consolidated financial statements and internal control over financial reporting, and quarterly reviews of Patterson-UTI’s interim financial statements and the audits of certain subsidiaries. “Audit-related fees” for 2019 relate to the performance of certain procedures in connection with the filing of various registration statements and Exchange Act reports and the offer and sale of our 5.15% Senior Notes due 2029. “Tax fees” include federal, state, local and foreign tax compliance and related matters. “All other fees” consists of annual subscription fees to software products. The Audit Committee or Ms. Cepak, as Chair of the Audit Committee, approved in advance all of the services described above.

The Audit Committee has discussed the non-audit services provided by PricewaterhouseCoopers LLP and the related fees and has considered whether those services and fees are compatible with maintaining auditor independence. The Audit Committee determined that such non-audit services were consistent with the independence of PricewaterhouseCoopers LLP.

OTHER MATTERS

Other Business

As of the date of this proxy statement, management of Patterson-UTI was not aware of any matter to be presented at the Meeting other than as set forth herein. If any other matters are properly brought before the Meeting, however, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Stockholder Proposals for 2022 Annual Meeting

Proposals for Inclusion in the Proxy Statement.    Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in Patterson-UTI’s proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals to Patterson-UTI in a timely manner. In order to be included in Patterson-UTI’s proxy statement for the 2022 annual meeting of stockholders, proposals from stockholders must be received by Patterson-UTI no later than December 13, 2021, and must otherwise comply with the requirements of Rule 14a-8.

Proposals or Director Nominations not Included in the Proxy Statement.    Patterson-UTI’s bylaws establish an advance notice procedure with regard to stockholder proposals and director nominations not included in Patterson-UTI’s proxy statement. For director nominations not included in Patterson-UTI’s proxy statement or stockholder proposals to be properly brought before the 2022 annual meeting by a stockholder, the stockholder must be a stockholder of record on the date of the giving of the notice provided for in Patterson-UTI’s bylaws and on the record date for the determination of stockholders entitled to vote at such annual meeting and must give timely notice of such business in writing to the Secretary of Patterson-UTI. To be timely with respect to the 2022 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by the close of business at Patterson-UTI’s principal executive offices not earlier than February 3, 2022 and not later than March 5, 2022, assuming the date of the 2022 annual meeting is not changed by more than 30 days before or after the anniversary date of the 2021 annual meeting. A stockholder’s notice to the Secretary of Patterson-UTI shall contain certain information specified in Patterson-UTI’s bylaws regarding the stockholder and the proposed nominee or stockholder proposal.  See Article I, Section 8 of Patterson-UTI’s bylaws.

Proxy Access Procedures.    Patterson-UTI’s bylaws permit a stockholder, or group of up to 20 stockholders, owning continuously for at least three years shares of Patterson-UTI stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in our proxy materials director nominees constituting up to the greater of two or 20% of our Board, provided that the stockholder(s) and nominee(s) satisfy the requirements in Patterson-UTI’s bylaws. See Article I, Section 11 of Patterson-UTI’s bylaws.  Written notice of proxy access director nominees must be received by the close of business at Patterson-UTI’s principal executive offices not earlier than December 13, 2021 and not later than January 12, 2022, assuming the date of the 2022 annual meeting is not changed by more than 30 days before or after the anniversary date of the 2021 annual meeting.

Annual Report

A copy of Patterson-UTI’s annual report on Form 10-K accompanies this proxy statement only if you have requested that a copy of this proxy statement be mailed to you. The annual report on Form 10-K also is available electronically by following the instructions in the Notice. The annual report on Form 10-K is not incorporated into this proxy statement and is not considered proxy-soliciting material.

A copy of the annual report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits, may be obtained by stockholders without charge by written request to the Secretary of Patterson-UTI at 10713 West Sam Houston Parkway North, Suite 800, Houston, Texas 77064 or by accessing it on Patterson-UTI’s website at www.patenergy.com in the investors section under the “Financial Information” link. Patterson-UTI will furnish the exhibits to Form 10-K upon request and upon receipt of a reproduction fee.

Delivery of Documents to Stockholders Sharing an Address

The SEC’s rules allow companies to send a single Notice or single copy of annual reports, proxy statements, prospectuses and other disclosure documents to two or more stockholders sharing the same address, subject to certain conditions. These rules are intended to provide greater convenience for stockholders, and cost savings for companies, by reducing the number of duplicate documents that stockholders receive. Unless different instructions were previously provided to Patterson-UTI, if two or more stockholders share a mailing address, such stockholders were deemed to have consented to receiving only one copy, and a single copy of this proxy statement and Patterson-UTI's annual report on Form 10-K (and/or a single copy of the Notice) has been sent to their address. If instructions for separate delivery have been received from any stockholder, Patterson-UTI will deliver promptly separate copies of the relevant disclosure materials. Similarly, if multiple copies of disclosure materials are being delivered to a single address, stockholders can request a single copy for future deliveries. Written requests should be submitted to the Secretary of Patterson-UTI at 10713 West Sam Houston Parkway North, Suite 800, Houston, Texas 77064. Requests may also be made by calling Investor Relations at (281) 765-7100.

ANNEX A

PATTERSON-UTI ENERGY, INC.

2021 LONG-TERM INCENTIVE PLAN

Patterson-UTI Energy, Inc. (the “Company”), a Delaware corporation, hereby establishes and adopts the following 2021 Long-Term Incentive Plan (as amended from time to time, the “Plan”) effective as of April 9, 2021 (the “Effective Date”).

1.PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors of the Company who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.DEFINITIONS

2.1“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Performance Unit, Other Stock Unit Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.2“Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder, which shall be in written or electronic form, as designated by the Committee.

2.3“Board” shall mean the board of directors of the Company.

2.4“Change of Control” shall mean, except as otherwise provided in an Award Agreement, the occurrence of any of the following:

(a)The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a “Covered Person”) of beneficial ownership (within the meaning of rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then outstanding shares of the common stock of the Company (the “Outstanding Company Common Stock”), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 2.4(a), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (D) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of Section 2.4(c); or

(b)Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Covered Person other than the Board; or

(c)Consummation of (i) a reorganization, merger or consolidation or sale of the Company or any subsidiary of the Company, or (ii) a disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, immediately following such Business Combination: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, direct or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (B) no Covered Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or, if earlier, of the action of the Board, providing for such Business Combination.

2.5“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.6“Committee” shall mean the Compensation Committee of the Board, consisting of no fewer than two Directors, each of whom is (a) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act and (b) an “independent director” for purpose of the rules and regulations of the Nasdaq Stock Market.

2.7“Director” shall mean a non-employee member of the Board.

2.8“Disability” shall, except as otherwise provided in an Award Agreement, exist (a) if the Participant qualifies for long-term disability benefits under a long-term disability program sponsored by the Company in which employees participate generally or (b) if the Company does not sponsor such a long-term disability program, if the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

2.9“Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person’s becoming an employee of the Company or any Subsidiary.  Solely for purposes of the Plan, an Employee shall also mean any consultant or advisor who provides services to the Company or any Subsidiary, so long as such person (a) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and (b) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.10“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.11“Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.  The Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on the Nasdaq Stock Market on that date (or if there were no reported prices on such date, on the last preceding date on which the prices were reported) or, if the Company is not then listed on the Nasdaq Stock Market, on the principal national securities exchange on which the Company is listed, and if the Company is not then listed on the Nasdaq Stock Market or any national securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria.

2.12“Incentive Stock Option” shall mean an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

2.13“Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.14“Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.

2.15“Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Article 9.

2.16“Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.17“Performance Share” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.18“Performance Unit” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.19“Prior Plans” shall mean, collectively, the Company’s 2005 Long-Term Incentive Plan, as amended, and the Company’s Amended and Restated 2014 Long-Term Incentive Plan, as amended.

2.20“Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate in its sole discretion.

2.21“Shares” shall mean the shares of common stock of the Company, par value $.01 per share.

2.22“Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.

2.23“Subsidiary” shall mean any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

2.24“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

3.SHARES SUBJECT TO THE PLAN

3.1Number of Shares.

(a)Subject to adjustment as provided in Section 11.2 and this Section 3.1, the total number of Shares authorized for grant under the Plan shall be the sum of (i) 8,600,000 Shares, plus (ii) the total number of Shares remaining available for grant under the Prior Plans as of the Effective Date.  Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one Share for every one Share granted.  Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as two Shares for every one Share awarded.  Upon stockholder approval of the Plan, no further awards will be granted under any Prior Plans.

(b)If any Shares subject to an Award or to an award under the Prior Plans are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award or award under the Prior Plans is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be (or become with respect to Shares subject to awards under the Prior Plans) available for grant subject to Awards under the Plan, subject to Section 3.1(d) below.  Notwithstanding the foregoing, the following Shares shall not become available for grant under the Plan: (i) Shares subject to an Option or Stock Appreciation Right or to a stock option or stock appreciation right under the Prior Plans that are used to satisfy the exercise price of stock options, are not issued upon the stock-settlement of a stock appreciation right, or are withheld by the Company for income or employment taxes on exercise of an option or stock appreciation right or (ii) Shares repurchased on the open market with the proceeds of the option exercise price.

(c)Substitute Awards shall not reduce the Shares authorized for grant under the Plan.  Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall only be made (i) until the last date that awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and (ii) to individuals who were not Employees or Directors prior to such acquisition or combination.

(d)Any Shares that become available for grant pursuant to Section 3.1(b) shall be added to the share reserve set forth in Section 3.1(a): (i) as one Share if such Shares were subject to options or stock appreciation rights granted under the Plan or Prior Plans or (ii) as two Shares if such Shares were subject to awards other than options or stock appreciation rights that were granted under the Plan or the Prior Plans.

3.2Character of Shares.  Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

3.3Minimum Vesting for Awards.  Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, however, that the following Awards shall not be subject to the foregoing minimum vesting requirement: (i) Substitute Awards, (ii) Shares delivered in lieu of fully-vested cash obligations, (iii) Awards to non-employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of 5% of the available share reserve authorized for issuance under the Plan pursuant to Section 3.1 (subject to adjustment under Section 11.2); provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change in Control, in the terms of the Award Agreement or otherwise.

3.4Limits on Non-Employee Director Compensation. The aggregate dollar value of equity-based Awards (based on the grant date fair value of such Awards for financial reporting purposes) and cash compensation granted under the Plan or otherwise during any fiscal year to any non-employee director for services provided as a director shall not exceed $750,000; provided, however, that in the fiscal year in which a non-employee director first joins the Board or during any fiscal year in which a non-employee director is designated as Chairman of the Board or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation granted to the non-employee director for services provided as a director may be up to $1,000,000.

4.ELIGIBILITY AND ADMINISTRATION

4.1Eligibility.  Any Employee or Director shall be eligible to be selected as a Participant.

4.2Administration.

(a)The Plan shall be administered by the Committee.  The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to, in its sole discretion: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, subject to Section 8.1; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be (A) deferred either automatically or at the election of the Participant or (B) accelerated; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award (other than Options or Stock Appreciation Rights) will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.  Notwithstanding the foregoing, the Board shall have the same powers as the Committee with respect to Awards to Directors.

(b)Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary.  A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

(c)To the extent not inconsistent with applicable law or the rules and regulations of the Nasdaq Stock Market (or any other principal national securities exchange on which the Company is then listed), the Committee may delegate to a committee of one or more directors of the Company or, to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant Awards to Employees who are not Directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not Directors or executive officers of the Company; provided, however, (i) the resolution providing such authorization sets forth the total number of Shares subject to such Awards that such officer(s) may grant; and (ii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

5.OPTIONS

5.1Grant of Options.  Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan; provided that Incentive Stock Options may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted by Section 422 of the Code and the regulations thereunder).  Any Option shall be subject to the terms and conditions of this Article 5 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion.

5.2Award Agreements.  All Options granted pursuant to this Article 5 shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan.  The terms of Options need not be the same with respect to each Participant.  Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option.  Any individual who is granted an Option pursuant to this Article 5 may hold more than one Option granted pursuant to the Plan at the same time.  The Award Agreement also shall specify whether the Option is intended to qualify as an Incentive Stock Option.

5.3Option Price.  Other than in connection with Substitute Awards or an adjustment in connection with Section 11.2, the option price per each Share purchasable under any Option granted pursuant to this Article 5 shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option.

5.4Option Term.  The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted other than as a result of any extension of the term in compliance with applicable law as provided in an Award Agreement.

5.5Exercise of Options.  Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased.  Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (b) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), (c) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (d) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (e) through any other method specified in an Award Agreement, or (f) any combination of any of the foregoing.  The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe.  In no event may any Option granted hereunder be exercised for a fraction of a Share.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

5.6Vesting.  Subject to Section 3.3, the vesting schedule shall be set forth in the Award Agreement.

5.7Incentive Stock Options.  The Committee may grant Options intended to qualify as Incentive Stock Options to any employee of the Company or any subsidiary corporation (as defined in Section 424 of the Code), subject to the requirements of Section 422 of the Code.  Notwithstanding anything in Section 3.1 to the contrary and solely for the purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be the number of Shares authorized for grant under Section 3.1.

5.8Form of Settlement.  In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or if provided for in the Award Agreement, may reserve the right to provide so after the time of grant.

5.9No Repricing.  Notwithstanding anything in the Plan to the contrary, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended without stockholder approval to (a) reduce the option price of outstanding Options, (b) cancel outstanding Options in exchange for cash, other awards or Options with an option price that is less than the option price of the original Options, (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal national securities exchange on which they are listed or (d) permit the grant of any Options that contains a so-called “reload” feature under which additional Options or other Awards are granted automatically to the Participant upon exercise of the original Option.

6.STOCK APPRECIATION RIGHTS

6.1Grant and Exercise.  The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan (“Tandem Stock Appreciation Right”), (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan, or (c) without regard to any Option or other Award (a “Freestanding Stock Appreciation Right”), in each case, upon such terms and conditions as the Committee may establish in its sole discretion.

6.2Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a)Except in the case of Substitute Awards or in connection with an adjustment provided in Section 11.2, the grant price of a Stock Appreciation Right shall not be less than the Fair Market Value of one Share on such date of grant of the right.  Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant.

(b)Upon the exercise of a Stock Appreciation Right, payment shall be made in the sole discretion of the Committee in (i) whole Shares, (ii) cash or (iii) a combination of (i) or (ii).

(c)Any Tandem Stock Appreciation Right shall be granted at the same time as the related Option is granted.

(d)Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the option price at which Shares can be acquired pursuant to the Option.  In addition, (i) if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies, and (ii) no Tandem Stock Appreciation Right granted under the Plan to a person then subject to Section 16 of the Exchange Act shall be exercised during the first six months of its term for cash, except as provided in Article 10.

(e)Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised.

(f)The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(g)Subject to Section 11.2, a Freestanding Stock Appreciation Right shall have the same terms and conditions as Options, including (i) an exercise price not less than Fair Market Value on the date of grant and (ii) a term not greater than ten years other than as a result of any extension of the term in compliance with applicable law as provided in an Award Agreement.  Subject to Section 3.3, the vesting schedule shall be set forth in the Award Agreement.

(h)The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

6.3No Repricing.  Notwithstanding anything in the Plan to the contrary, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended without stockholder approval to (a) reduce the exercise price of outstanding Stock Appreciation Rights, (b) cancel outstanding Stock Appreciation Rights in exchange for cash, other awards or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Appreciation Rights, (c) take any other action with respect to the Stock Appreciation Rights that would be treated as a repricing under the rules and regulations of the principal national securities exchange on which they are listed, or (d) permit the grant of any Stock Appreciation Rights that contains a so-called “reload” feature under which additional Stock Appreciation Rights or other Awards are granted automatically to the Participant upon exercise of the original Stock Appreciation Rights.

7.RESTRICTED STOCK AWARDS

7.1Grants.  Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award”), and such Restricted Stock Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation.  A Restricted Stock Award shall be subject to restrictions imposed by the Committee covering a period of time specified by the Committee (the “Restriction Period”).  The Committee has sole discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock.

7.2Award Agreements.  The terms of any Restricted Stock Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.  The terms of Restricted Stock Awards need not be the same with respect to each Participant.

7.3Rights of Holders of Restricted Stock.  Beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares unless otherwise provided in such Award Agreement; provided, however, that any Shares, any other property, or cash distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock.

7.4Vesting.  Subject to Section 3.3, the vesting schedule shall be set forth in the Award Agreement.

7.5Section 83(b) Election.  The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

8.OTHER STOCK UNIT AWARDS

8.1Grants.  Other Awards of units having a value equal to an identical number of Shares (“Other Stock Unit Awards”) may be granted hereunder to Participants, in addition to other Awards granted under the Plan.  Other Stock Unit

Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based incentive compensation.

8.2Award Agreements.  The terms of Other Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.  The terms of such Awards need not be the same with respect to each Participant.

8.3Vesting.  Subject to Section 3.3, the vesting schedule shall be set forth in the Award Agreement.

8.4Payment.  Except as provided in Article 10 or as maybe provided in an Award Agreement, Other Stock Unit Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment.  Other Stock Unit Awards may be paid in a lump sum or in installments following the lapse of the restrictions applicable to such Awards, but, unless expressly provided in an Award Agreement, no later than two and one-half months following the end of the calendar year in which such restrictions lapse, or in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.PERFORMANCE AWARDS

9.1Grants.  Performance Awards in the form of Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee.

9.2Award Agreements.  The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents.  The terms of Performance Awards need not be the same with respect to each Participant.

9.3Terms and Conditions.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award.  Performance Awards shall be subject to the vesting requirements as set forth in Section 3.3. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4Payment.  Except as provided in Article 10 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period.  Performance Awards may be paid in cash, Shares, or any combination thereof, in the sole discretion of the Committee at the time of payment.  Performance Awards may be paid in a lump sum or in installments, but, unless expressly provided in an Award Agreement, no later than two and one-half months following the close of the calendar year that contains the end of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.5Performance Award Dividend Equivalents.  Subject to the provisions of the Plan and any Award Agreement, the Committee in its sole discretion may award currently or on a deferred basis, Dividend Equivalents with respect to the number of Shares covered by a Performance Unit or Performance Share Award, provided, that such Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Performance Shares or Performance Units and shall provide that such Dividend Equivalents are subject to the same vesting conditions as the underlying Award.

10.CHANGE OF CONTROL PROVISIONS

Upon the occurrence of a Change of Control, unless otherwise specifically set forth in an Award Agreement or other agreement applicable to any Award, the Committee may effect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards held by any individual holder:

(a)Awards outstanding as of the date of the Change of Control immediately vest and become free of all restrictions and limitations and, to the extent applicable, become fully exercisable and/or immediately settled or distributed;

(b)Options and Stock Appreciation Rights outstanding shall terminate within a specified number of days after notice to the Participant;

(c)Participants shall receive, with respect to each Share subject to an Award (or vested portion thereof), an amount equal to the excess, if any, of the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control over the exercise price per share, if applicable, of such Award, such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its sole discretion, shall determine;

(d)Options and Stock Appreciation Rights outstanding as of the date of the Change of Control may be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change of Control is less than the per Share Option exercise price or Stock Appreciation Right grant price; or

(e)such other adjustments or benefits as the Committee deems appropriate in its sole discretion shall apply (including the substitution, assumption or continuation of Awards by the successor company or a parent or subsidiary thereof);

in each case, (i) to the extent permitted under Section 409A of the Code and (ii) subject to any terms and conditions contained in the Award Agreement evidencing such Award or other agreement applicable to such Award.

11.GENERALLY APPLICABLE PROVISIONS

11.1Amendment and Termination of the Plan.  The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable in its sole discretion, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the Nasdaq Stock Market (or any other principal national securities exchange on which the Company is listed) provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 11.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.9, (e) increase the maximum permissible term of any Option specified by Section 5.4 or any Stock Appreciation Right specified by Section 6.2(g), or (f) amend any provision of Section 6.3.  In addition, no amendments to, or termination of, the Plan shall in any way materially impair the rights of a Participant under any Award previously granted without such Participant’s consent.

11.2Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off, joint venture, subsidiary or division sale or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including such adjustments (a) in the aggregate number, class and kind of securities that may be delivered under the Plan, in the aggregate or to any one Participant, (b) in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) and (c) to the terms and conditions of any outstanding Awards (including any applicable performance targets or criteria with respect thereto), in each case, as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.  No adjustment or substitution pursuant to this Section 11.2 shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable.

11.3Transferability of Awards.  Except as provided below, no Award and no Shares subject to Other Stock Unit Awards or Performance Units that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution or pursuant to a domestic relations order, as determined by the Committee, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative.  Notwithstanding the foregoing, a Participant may assign or transfer an Award with the consent of the Committee (a) for charitable donations; (b) to the Participant’s spouse, children or grandchildren (including any adopted and stepchildren and grandchildren), or (c) a trust for the benefit of one or more of the Participants or the persons referred to in clause (b) (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.  The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 11.3.  Notwithstanding the foregoing, no Incentive Stock Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, all Incentive Stock Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. For the avoidance of doubt, in no event may an Award (excluding any fully vested and unrestricted Shares received pursuant to an Award) be transferred by a Participant to a third party for monetary value.

11.4Termination of Employment.  The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, Disability, voluntary or involuntary termination of employment or services, or otherwise.  The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

11.5Deferral.  The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred.  Such deferrals shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent.

11.6Dividend Equivalents.  Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion.  Dividend Equivalents may accrue but will not, in any event, be payable until the vesting conditions of the underlying Award have been met.  The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.  Notwithstanding the foregoing, Dividend Equivalents shall not be made part of any Options or Stock Appreciation Rights.

12.MISCELLANEOUS

12.1Tax Withholding.  The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan.  The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such minimum statutory withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes.  If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations.  The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.

12.2Right of Discharge Reserved; Claims to Awards.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason.  Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship.  No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

12.3Prospective Recipient.  Unless otherwise determined by the Committee, the prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed or acknowledged an Award Agreement and delivered a copy thereof to the Company, in each case, in the manner prescribed by the Committee, and otherwise complied with the then applicable terms and conditions.

12.4Cancellation of Award.  Notwithstanding anything to the contrary contained herein, all outstanding Awards granted to any Participant may be canceled if the Participant, without the consent of the Company, while employed by the

Company or any Subsidiary or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Subsidiary or engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion.

12.5Stop Transfer Orders.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable in its sole discretion under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

12.6Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company.  Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s retirement plans (both qualified and non-qualified), welfare benefit plans or other employee benefit plans unless such plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.

12.7Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

12.8Severability.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.  If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

12.9Interpretation.  As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”  The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

12.10Unfunded Status of the Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

12.11Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

12.12Effective Date of Plan; Termination of Plan.  The Plan is approved by the Board as of the Effective Date, subject to approval by the Company’s stockholders.  Awards may be granted under the Plan at any time and from time to time on or prior to April 9, 2031, on which date the Plan will expire except as to Awards then outstanding under the Plan.  Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

12.13Foreign Employees.  Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the Committee’s sole discretion, be necessary or desirable in order to recognize differences in local law or tax policy.  The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

12.14Section 409A of the Code.

(a)Awards made under the Plan are intended to comply with or be exempt from Section 409A of the Code, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent.  No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Section 409A of the Code.  Notwithstanding anything in the Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an additional tax under Section 409A of the Code, that Plan provision or Award shall be reformed, to the extent permissible under Section 409A of the Code, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

(b)Unless the Committee provides otherwise in an Award Agreement, each Other Stock Unit Award or Performance Unit (or portion thereof if the Award is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code.  If the Committee determines that an Other Stock Unit Award or Performance Unit is intended to be subject to Section 409A of the Code, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Section 409A of the Code.

(c)If the Participant is identified by the Company as a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Section 409A of the Code shall be paid or settled on the earliest of (i) the first business day following the expiration of six months from the Participant’s separation from service, (ii) the date of the Participant’s death, or (iii) such earlier date as complies with the requirements of Section 409A of the Code.

12.15Notification of Disqualifying Disposition.  If any Participant shall make any disposition of Shares issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

12.16Sarbanes Oxley Act and Clawback Policy.  If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, or if the Participant is one of the persons subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.  Notwithstanding any other provisions in this Plan, any Award shall be subject to recovery or clawback by the Company under any applicable clawback policy adopted by the Company whether before or after the date of grant of the Award.

12.17Indemnification.  Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 4.2 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

PATTERSON-UTI

PATTERSON-UTI ENERGY, INC.
10713 W. SAM HOUSTON PARKWAY NORTH
SUITE 800
HOUSTON, TX 77064

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D49222-P52545 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PATTERSON-UTI ENERGY, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Tiffany (TJ) Thom Cepak
02) Michael W. Conlon
03) William A. Hendricks, Jr.
04) Curtis W. Huff
05) Terry H. Hunt
06) Janeen S. Judah

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. Approval of the Patterson-UTI Energy, Inc. 2021 Long-Term Incentive Plan.	☐	☐	☐
3. Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Patterson-UTI for the fiscal year ending December 31, 2021.	☐	☐	☐
4. Approval of an advisory resolution on Patterson-UTI's compensation of its named executive officers.	☐	☐	☐

NOTE: I also authorize the proxies to vote in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000413080_2 R1.0.1.18 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K, are available at www.proxyvote.com PATTERSON-UTI ENERGY, INC. Annual Meeting of Stockholders June 6, 2019 10:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder of Patterson-UTI Energy, Inc. (the "Company") hereby appoints Mark S. Siegel, William Andrew Hendricks, Jr. and C. Andrew Smith and each of them, proxies to the undersigned, each with full power to act without the other and with full power of substitution, to vote all of the shares which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held Thursday, June 6, 2019, at 10:00 a.m., Central Time, at our corporate headquarters, located at 10713 W. Sam Houston Parkway North, Suite 125, Houston, Texas, 77064, and at any and all adjournments or postponements thereof, with the same force and effect as if the undersigned were personally present. The undersigned hereby instructs the above-named proxies to vote the shares represented by this proxy in the manner as directed for the undersigned on the reverse side of this proxy card. If no directions are made, the proxies will vote “FOR” the nominees for directors, “FOR” the approval of the amendment to the Patterson-UTI Energy, Inc. Amended and Restated 2014 Long-Term Incentive Plan, “FOR” the ratification of the selection of PricewaterhouseCoopers LLP and “FOR” the approval of the advisory resolution on executive compensation, as set forth on the reverse side. If any other matter should be presented properly, this proxy will be voted in accordance with the discretion of the above-named proxies. Continued and to be marked, dated and signed on reverse side